SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2012
Date of report (Date of earliest event reported)

VRDT CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that VRDT Corporation, a Delaware corporation (together with its subsidiaries hereinafter referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict all that may arise.  There may be additional risks not presently known to us or that we currently believe are immaterial to our business and that become material to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any of the events of factors occur that we identify as risks, or that result from other unforeseen risks, our business, operating results, liquidity and financial condition could be materially and adversely affected.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable.  However, industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any data collection or statistical analysis.  We have not independently verified market and industry data from third-party sources.

Item 1.01 – Entry into Material Definitive Agreement
Item 2.01 – Completion of Acquisition or Disposition of Assets

Summary of Principal Terms of the Acquisition

Pursuant to a Stock Purchase Agreement (the “Agreement”), entered into by and between VRDT Corporation, a Delaware corporation (“VRDT”), 24Tech Corporation, a California corporation (“24Tech”), and the shareholders of 24Tech (the “Shareholders”), dated as of August 31, 2012, a copy of which is attached hereto as Exhibit 4.1, VRDT acquired all of the outstanding equity securities of 24Tech from the Shareholders (the “Acquisition”).

As a result of the Acquisition, 24Tech became a wholly-owned subsidiary of VRDT.  As payment for all of the outstanding equity securities of 24Tech, VRDT issued to each of the Shareholders, individually, 250,000 shares of common stock in VRDT.  The common stock was issued pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Background of VRDT and 24Tech

The predecessor to VRDT was formed on August 1, 2008 in Delaware as Winwheel Bullion, Inc.  On November 16, 2008, that company merged with Diversified Global Holdings, Inc., a Nevada corporation.  On May 11, 2011, the resulting company acquired Verdant Industries, Inc., a Delaware corporation, and the management of the acquired entity assumed control of the surviving company, VRDT.  On May 19, 2011, we amended our Certificate of Incorporation to reflect a name change to “Verdant Automotive Corporation,” and on January 19, 2012, we amended our Certificate of Incorporation to reflect a name change to “VRDT Corporation.”

24Tech was incorporated in California on June 18, 2007.  24Tech is a technology company providing information technology products, support, and services for both the private and public sectors, including wholesale/distribution, professional services, manufacturing, legal, medical, accounting, and other industry segments.  Since 2011, 24Tech has provided contract technology support to VRDT.

Business

VRDT

VRDT is an acquisition, investment and partnership platform formed for the purpose of aggregating leading technology companies with solid management teams and integrating the businesses and systems of those companies to maximize value.  VRDT delivers state of the art and customized energy solutions and profitable distributed grid management through its proprietary energy technology aggregation model, which creates synergies by developing and integrating existing products and solutions, while at the same time creating new revenue streams to market by integrating different but related segments of VRDT companies or technologies or between such companies and technologies and third-party technologies.  Our areas of concentration include energy storage, infrastructure, energy generation, automotive, charging and other energy-related industries.

We also integrate consumer participation through our relationships within the motorsports industry and with prominent universities. These relationships give us access to advanced development laboratories and testing facilities that are helping develop the latest innovations.  We recognize that fostering relationship building with local communities and government agencies is required for broad acceptance and implementation of our products and services, which also ensures that we are always on the cutting edge of intellectual property and technological advances.  Our approach to integrated EV systems development incorporates consumer influence and participation in the creation of the pathway to the next generation energy model.  This leads to higher awareness, interest, and demand in a significantly shorter timeframe.

To date, we have formed several strategic relationships with major industry leaders, including the following:

•	WindStrip, LLC;
•	Harbin Coslight Power Co., Ltd;
•	Delta Motorsport Limited;
•	Facility Shield International, Inc.; and
•	Talesun Solar USA, Ltd.

We are continuously seeking to implement other substantive relationships with potential development, commercial and other partners.

In August, 2012, we entered into a securities purchase agreement with and GEM Global Yield Fund, a member of the Global Emerging Markets Group (“GEM”), which formalized a stock subscription commitment from GEM to provide up to thirty million dollars in financing to VRDT, structured in the form of a common stock subscription facility.  We intend to draw on the GEM financing commitment to fund both our acquisition and technology development initiatives.

24Tech

24Tech provides an array of products and services, including, but not limited to, the following:
•           Computer hardware, including: servers, desktop computers, laptop computers, attached network devices (routers, modems, firewall appliances, storage), and warranty and extended warranty contracts;
•           Computer software, both on-premise, hosted, and cloud-based; software subscriptions, maintenance, and renewal of software maintenance;
•           Network set up and configuration;
•           Server virtualization;
•           Remote access communications;
•           Security and protection from viruses, malware, and spyware;
•           Integration of enterprise resource planning, customer relationship management, unified communications, and other industry-specific software and applications;
•           Break/fix services;
•           Managed Services plan options;
•           Internet and domain registration; and
•           Project management.

Our business model is heavily focused on acquisitions and strategic relationships with businesses located across the globe.  As such, we have an immediate and constant need for data management, networking, engineering computer hardware, server management, database and software design, as well as system management and administration.  Moreover, the nature of our business, when coupled with modern and emerging technological advances, makes it necessary for us to adapt to the next generation of web-based technologies, bioinformatics, cloud computing, global information systems, large scale knowledge bases, and other computer science advancements.

24Tech’s personnel have extensive experience and know-how in the core areas of electronic transmission and management of information, systems integration and the next generation of web-based technologies,   necessary to the implementation of our vertical and horizontal integration strategy.  We believe that 24Tech’s cumulative skill set will be extremely valuable to us as we grow internationally.  Rather than outsource our IT needs, which coincidentally creates an internal loss center for us, we believe the acquisition of 24Tech’s established and experienced IT capabilities to internally service our needs not only provides us with the necessary support to effectuate our business plan, but creates an internal profit center for us as well.  Based on 24Tech’s existing client-base, together with the many new opportunities created by VRDT, we believe we can expand 24Tech’s operations significantly.  Meanwhile, we expect to be able to streamline the efficiency by which VRDT conducts its business and communicates with its clients and partners.

Industry Overview

Currently, many economies around the world are experiencing difficult times. Although there are a multitude of factors contributing to the global recession, oil dependency is a major one. When worldwide demand for oil increases, prices are driven to record highs. Other significant factors have also forced many major automotive manufacturers to re-think their products and streamline their operations in order to remain solvent. Many established brands have therefore been left dormant and inactive. Heightened environmental awareness and climate change research, among other factors, have created an unprecedented interest and demand for new, more efficient and sustainable, energy solutions. The growing excitement and interest that has been building around electric vehicles (“EVs”) has created a viable entry point to break through the traditional barriers in the automotive space.

As the demand for electric vehicles and other modern energy technologies increases there is greater strain put on the existing infrastructure for power distribution. Cost issues between energy storage and energy generation has created a scenario of ‘just keep generating more’ and results in tremendous inefficiencies and crippling issues with peak mitigation and frequency regulation. Utilities are struggling to keep up while wasting significant amounts of power during non-peak times.

The Need for Verdant Solutions

The incorporation of solar, wind and other energy generation technologies combined with the introduction of mass produced electric vehicles brings with it a whole new paradigm in energy thought. In order to ensure that energy infrastructure is capable of handling the increased generation and demand for electricity, adequate energy storage and availability emphasizing the need for distributed grid management must be introduced.. This creates a difficult proposition for utility companies that are currently facing high cost of energy storage versus energy generation. In order for new storage solutions to be considered, they must prove to be cost effective and offer a reasonable path to implementation when compared to traditional generation.

Many companies offer solutions to these problems by erroneously addressing concerns individually (i.e., Company A makes charging stations, Company B makes batteries, etc.) without participating in the broader implementation of the technologies. A few companies attempt to address multiple concerns, but ultimately fail as they always seem to miss critical points in the path (one being the cost of storage versus generation, for example). Outside of Verdant, no company currently offers a complete solution from utility company to consumer that can resolve cost issues, stabilize the grid for increased energy usage and make use of existing infrastructure to ensure energy availability when demanded.

Looking ahead, we believe the terms ‘green’ and ‘alternative’ energy are short-lived. Future markets will embrace the most efficient, profitable and sustainable way forward. Today it’s ‘green’ and ‘alternative.’ Tomorrow it will be the standard.

The Verdant Solution

Through acquisitions, partnerships and investment, Verdant is able to bring manufacturing, energy and infrastructure solution providers under one umbrella where their unique intellectual property, manufacturing and revenue generating capabilities can be synchronized to create a robust, flexible and diverse response to energy demand. But, that is only the beginning.

Verdant has developed a proprietary business model within its structure that gives utility companies a multitude of viable and sustainable solutions to the high cost of energy storage and its implementation. Our model allows the utility companies to maintain control of energy flow from source to consumer while greatly reducing (in some cases possibly removing) the cost of energy storage on the grid. Over time, we can expand energy capability and availability by harnessing the currently existing infrastructure. The growth is almost directly linked to demand meaning development is quickly rewarded with revenue. Excessive power generation that would have simply been grounded under historical models is now harnessed and utilized with increased efficiency.

New battery technology being introduced to the market by Verdant companies and partners greatly reduces cost concerns as the battery cost is often reduced to levels significantly below current offerings. Global benefit is even greater in many regions due to the use of cleaner processes in manufacturing.

Additionally, our infrastructure upgrade plan makes increased energy from solar, wind and other generation sources viable and predictable. It also makes EV charging available in many convenient locations and greatly reduces cost to consumers. The construction of charging infrastructure and partnerships with retail installations such as grocery stores, small retail, civil parking installations and fueling stations will provide point of sale revenue along with the sale of the assets needed to charge. Because much of the equipment stores energy it can also be used in peak mitigation and energy backup during power failures or other such circumstances bringing additional value to the customer.

Our new technologies offer greatly reduced charging times and fast charge options (times are dependent on voltage and current available). Charging stations are beginning to dot the societal landscape with such a frequency that they are now easy to find and use while participating in normal day-to-day activities.

Verdant offers key solutions to manage the grid through:
•	Dependable and manageable energy storage;
•	Reduced costs for energy storage;

•	Electrification of transportation;
•	Frequency regulation;
•	Peak power mitigation
•	Charging infrastructure development and distribution;
•	Integration of solar, wind and other energy generation technology;
•	Consumer energy cost reduction;
•	Electric vehicle purchase cost reduction; and
•	Risk mitigation.

Due to the extensive availability of 3-phase power in North America and Europe, with small modifications, the current infrastructure in those locations is already capable of delivering ample electricity. Since electricity can be generated from countless sources and captured by our licensed, acquired or developed technologies for storage, efficient energy distribution and usage can be made available.

The Verdant Strategy

We are an energy technology aggregator able to eliminate the risks of simply taking a single piece of the puzzle and trying to make it fit. By being agile in the market, we can ensure that all of the individual pieces fit together and can simply replace one piece with a new solution if necessary. Our flexible structure creates unique opportunities across a wide variety of technologies for partnerships, investments and additional acquisitions and allows us to continue to refine and enhance our competitive edge.

The Verdant business model uses a multi-channel vertical integration strategy along the horizontal path of energy to create new revenue streams to the market. Where Verdant truly shines is in its ability to bring all of these elements together into a cohesive engine that disrupts and re-invents the status quo in energy applications. Verdant-specific proprietary applications and initiatives promise to change how energy is maintained and delivered going forward.

These proprietary initiatives resolve many of the problems currently faced by energy delivery and security providers.

Through the acquisition of already successfully and operating energy technology companies, we are able to bring the pieces together to ensure the successful disruption of current energy infrastructure moving us forward into a more profitable distributed grid management model that utilizes all forms of energy generation. It also greatly reduces the time frame to do so.

Within our family of companies and through partnerships with contract manufacturing companies, Verdant is able to create and offer energy technologies solutions of the highest standards and quality.

Verdant is also leveraging the equipment deployed in EV charging locations as battery backups, peak mitigation and control systems, and as grid-tied smart storage appliances for distributed power management. These systems allow the end-user the ability to charge an EV without disrupting the balance of energy use patterns at the storage location.

Power utilities benefit from the distributed and controllable storage units on the grid that intervene when demand exceeds capacity for short bursts of energy. In fact, there are many government programs and incentives, such as rebates, tax breaks and curtailment programs that motivate users to implement such systems.

In instances where we determine that market penetration is not best accomplished by acquisition, we form strong partnerships, investments and licensing agreements to ensure forward capability and a competitive edge.

Existing Operations and Planned Expansion

To date, our principal focus has been on identifying potential acquisitions, investments and partnerships to accomplish our goals as well as hiring personnel with extensive experience in our target verticals and with skills necessary to implement our aggregation strategy during our initial three-year plan. Our team includes highly experienced individuals in investment, business transformation, corporate operations, marketing, and engineering in the energy, automotive and infrastructure industries.

We currently plan to expand to include an operations center with logistics management, research and development, certification and marketing operations. We are planning to acquire several businesses that will quickly build out our expertise and capability in energy technology, battery manufacturing, service, engineering and vehicle manufacturing.

Verdant Technology

In order to bring about our intended shift in energy consumption, we must develop new technologies, make use of existing technologies and successfully implement both. Our team is highly capable of doing so.

Energy technology is a hot topic these days. There are a lot of technologies entering the market through innovation and adaptation. Verdant is steadfast in monitoring the newest and brightest technologies and continues to work to partner with or acquire the technologies that give us the best advantage in the global marketplace. In addition to our own resources, we are able to utilize our relationships with prominent universities to assist us with technology research and can collaborate with them to create new intellectual property.

As part of our technology strategy, Verdant is partnering with sponsors and universities to create motorsports teams in the electric vehicle space and to develop cutting edge technologies leading to substantive discoveries applicable to real world applications. Nearly every aspect of our diverse portfolio is tested and enhanced in the competitive motorsport field.

Some current technologies in the Verdant aggregation pipeline are:
●	Increased energy density batteries for longer charge duration;
●	Significantly lower cost batteries with higher performance;
●	New patented modular battery storage and management solutions;
●	Power grid implementation systems;
●	Expanded financial models for energy storage reducing cost;
●	GSA certified battery technologies for medical and military application;
●	Wireless and plug-in vehicle charging technology,
●	Increased output motors and drivetrains for electric vehicles,
●	Patented hybrid engines for power generation of in-vehicle batteries,
●	Integrated user controlled applications (smartphone, tablet, etc.) for electric car systems monitoring,
●	User controlled applications (smartphone, tablet, etc.) for home and business systems monitoring,
●	Charging station self-generating power solutions, and
●	Charging station power storage solutions.

Intellectual Property

Our policy is to protect our intellectual property by licensing or obtaining U.S. and foreign patents to protect technology, inventions and improvements important to the development of our business.  We currently own no trademarks, patents or copyrights on any materials.  We require our employees, consultants and contractors to execute confidentiality agreements with respect to our proprietary information.

Employees

24Tech has four (4) full-time employees, inclusive of executive officers. VRDT has a total of eighteen (18) employees inclusive of executive officers. A description of the officers, directors and key employees of both companies are set forth below.

Facilities

24Tech leases approximately 1,577 square feet of commercial office space located at 8439 White Oak Avenue, Suite 108, Rancho Cucamonga, California 91730, and maintain this office as its principal executive office.

VRDT’s mailing address is 12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, CA, 91739.

VRDT’s offices are at 360 S Milliken, Suite B & C, Ontario, CA, 91671.

VRDT”s subsidiary, Verdant (Hong Kong) Ltd., has its registered address as Unit 1501, Hollywood Plaza, 610 Nathan Road, Kowloon, Hong Kong.

VRDT’s subsidiary Verdant (China) Ltd., has two facilities. Its offices are at Suite 1009, Tower B, World Financial Center, 4003 Shennan Dong Road, Luohu District, Shenzhen, China, Post Code 518001. Verdant (China) Ltd., also rents an apartment at 19A, Tower C, Golden Metropolis, Chunfeng Road, Shenzhen, Guangdong Province, PRC, Post Code 518002.

Legal Proceedings

Neither VRDT nor 24Tech is currently party to any material legal proceedings. From time to time, we may be involved in various legal proceedings in the ordinary course of business. We do not believe that any settlement or judgment regarding current or potential future legal proceedings will have a material effect on our financial position.

Risk Factors

You should carefully consider the following risk factors, as well as the other information contained in this report. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline.

Risks Relating to 24Tech’s Business

Our revenues are highly dependent on clients primarily located in the State of California.  Continuing or worsening economic conditions or factors that negatively affect the economic health of the State of California may adversely affect our business.

Approximately 100% of our revenues during the quarter ended June 30, 2012, were derived from customers located in the State of California.  If the Californian economy continues to weaken or slow and conditions in the financial markets continue to deteriorate, pricing for our services may be depressed and our customers may reduce or postpone their technology spending significantly, which may in turn lower the demand for our services and negatively affect our revenues and profitability.

We face intense competition from other service providers.

We operate in intensely competitive industries that experience rapid technological developments, changes in industry standards, and changes in customer requirements. The intensely competitive information technology, consulting and business process outsourcing professional services markets include a large number of participants and are subject to rapid change. These markets include participants from a variety of market segments, including:
•	systems integration firms;
•	contract programming companies;
•	application software companies;
•	internet solutions providers;
•	large or traditional consulting companies;
•	professional services groups of computer equipment companies; and
•	infrastructure management and outsourcing companies.

These markets also include numerous smaller local competitors which may be able to provide services and solutions at lower costs or on terms more attractive to clients than we can.  Many of our competitors have significantly greater financial, technical and marketing resources and greater name recognition and, therefore, may be better able to compete for new work and skilled professionals. There is a risk that increased competition could put downward pressure on the prices we can charge for our services and on our operating margins. Similarly, if our competitors develop and implement methodologies that yield greater efficiency and productivity, they may be able to offer services similar to ours at lower prices without adversely affecting their profit margins. Even if our offerings address industry and client needs, our competitors may be more successful at selling their services. If we are unable to provide our clients with superior services and solutions at competitive prices or successfully market those services to current and prospective clients, our results of operations may suffer. Further, a client may choose to use its own internal resources rather than engage an outside firm to perform the types of services we provide. We cannot be certain that we will be able to sustain our current levels of profitability or growth in the face of competitive pressures, including competition for skilled technology professionals and pricing pressure from competitors employing an on-site/offshore business model.

In addition, we may face competition from companies that increase in size or scope as the result of strategic mergers or acquisitions. These transactions may include consolidation activity among hardware manufacturers, software companies and vendors, and service providers. The result of any such vertical integration may be greater integration of products and services that were once offered separately by independent vendors. Our access to such products and services may be reduced as a result of such an industry trend, which could adversely affect our competitive position. These types of events could have a variety of negative effects on our competitive position and our financial results, such as reducing our revenue, increasing our costs, lowering our gross margin percentage, and requiring us to recognize impairments on our assets.

Our profitability could suffer if we are not able to control our costs or improve our efficiency.

Our ability to control our costs and improve our efficiency affects our profitability. If we are unable to control our costs or improve our efficiency, our profitability could be negatively affected.

Our business will suffer if we fail to develop new services and enhance our existing services in order to keep pace with the rapidly evolving technological environment.

The information technology, consulting and business process outsourcing professional services markets are characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions. Our future success will depend on our ability to develop solutions that keep pace with changes in the markets in which we provide services. We cannot be sure that we will be successful in developing new services addressing evolving technologies in a timely or cost-effective manner or, if these services are developed, that we will be successful in the marketplace. In addition, we cannot be sure that products, services or technologies developed by others will not render our services non-competitive or obsolete. Our failure to address the demands of the rapidly evolving technological environment could have a material adverse effect on our business, results of operations and financial condition.

Our ability to remain competitive will also depend on our ability to design and implement, in a timely and cost-effective manner, solutions for customers that both leverage their legacy systems and appropriately utilize newer technologies such as cloud-based services, Web 2.0 models, software-as-a-service, and service oriented architectures. Our failure to design and implement solutions in a timely and cost-effective manner could have a material adverse effect on our business, results of operations and financial condition.

We may face difficulties in providing end-to-end business solutions or delivering complex and large projects for our clients that could cause clients to discontinue their work with us, which in turn could harm our business.

We have been expanding the nature and scope of our engagements and have added new service offerings, such as IT consulting and systems integration. The success of these service offerings is dependent, in part, upon continued demand for such services by our existing, new and prospective clients and our ability to meet this demand in a cost-competitive and effective manner. In addition, our ability to effectively offer a wider breadth of end-to-end business solutions depends on our ability to attract existing or new clients to these service offerings. To obtain engagements for such end-to-end solutions, we also are more likely to compete with large, well-established international consulting firms, resulting in increased competition and marketing costs. Accordingly, we cannot be certain that our new service offerings will effectively meet client needs or that we will be able to attract existing and new clients to these service offerings.

The increased breadth of our service offerings may result in larger and more complex projects with our clients. This will require us to establish closer relationships with our clients and a thorough understanding of their operations. Our ability to establish such relationships will depend on a number of factors, including the proficiency of our professionals and our management personnel. Our failure to understand our client requirements or our failure to deliver services that meet the requirements specified by our clients could result in termination of client contracts, and we could be liable to our clients for significant penalties or damages.

Larger projects may involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements. These terminations, cancellations or delays may result from factors that have little or nothing to do with the quality of our services, such as the business or financial condition of our clients or the economy generally. Such cancellations or delays make it difficult to plan for project resource requirements and inaccuracies in such resource planning and allocation may have a negative impact on our profitability.

If our clients are not satisfied with our services, our business could be adversely affected.

Our business model depends in large part on our ability to attract additional work from our base of existing clients. Our business model also depends on our account teams’ ability to develop relationships with our clients that enable us to understand our clients’ needs and deliver solutions and services that are tailored to those needs. If a client is not satisfied with the quality of work performed by us, or with the type of services or solutions delivered, then we could incur additional costs to address the situation, the profitability of that work might be impaired, and the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client. In particular, clients that are not satisfied might seek to terminate existing contracts prior to their scheduled expiration date and could direct future business to our competitors. In addition, negative publicity related to our client services or relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new contracts with current and prospective clients.

We generally do not have long-term contracts with our customers and our results of operations could be adversely affected if our clients terminate their contracts with us on short notice.

Consistent with industry practice, we generally do not enter into long-term contracts with our customers. A majority of our contracts can be terminated by our clients with short notice and without significant early termination cost. Terminations may result from factors that are beyond our control and unrelated to our work product or the progress of the project, including the business or financial conditions of the client, changes in ownership or management at our clients, changes in client strategies or the economy or markets generally. When contracts are terminated, we lose the anticipated revenues and might not be able to eliminate our associated costs in a timely manner. Consequently, our profit margins in subsequent periods could be lower than expected. If we are unable to replace the lost revenue with other work on terms we find acceptable or effectively eliminate costs, we may not be able to maintain our level of profitability.

Our results of operations may be affected by the rate of growth in the use of technology in business and the type and level of technology spending by our clients.

Our business depends, in part, upon continued growth in the use of technology in business by our clients and prospective clients as well as their customers and suppliers. In challenging economic environments, our clients may reduce or defer their spending on new technologies in order to focus on other priorities. At the same time, many companies have already invested substantial resources in their current means of conducting commerce and exchanging information, and they may be reluctant or slow to adopt new approaches that could disrupt existing personnel, processes and infrastructures. If the growth of technology usage in business, or our clients’ spending on technology in business, declines, or if we cannot convince our clients or potential clients to embrace new technological solutions, our results of operations could be adversely affected.

If we are unable to collect our receivables from, or bill our unbilled services to, our clients, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed. We evaluate the financial condition of our clients and usually bill and collect on relatively short cycles. We maintain allowances against receivables and unbilled services. Actual losses on client balances could differ from those that we currently anticipate and, as a result, we might need to adjust our allowances. There is no guarantee that we will accurately assess the creditworthiness of our clients. Macroeconomic conditions, such as the continued credit crisis and related turmoil in the financial system, could also result in financial difficulties, including limited access to the credit markets, insolvency or bankruptcy, for our clients, and, as a result, could cause clients to delay payments to us, request modifications to their payment arrangements that could increase our receivables balance, or default on their payment obligations to us. Timely collection of client balances also depends on our ability to complete our contractual commitments and bill and collect our contracted revenues. If we are unable to meet our contractual requirements, we might experience delays in collection of and/or be unable to collect our client balances, and if this occurs, our results of operations and cash flows could be adversely affected. In addition, if we experience an increase in the time to bill and collect for our services, our cash flows could be adversely affected.

Competition for highly-skilled technical personnel is intense and the success of our business depends on our ability to attract and retain highly-skilled professionals.

Our future success will depend to a significant extent on our ability to attract, train and retain highly-skilled professionals so as to keep our supply of skills and resources in balance with client demand. In particular, we must attract, train and retain appropriate numbers of talented people, including project managers, IT engineers and other senior technical personnel, with diverse skills in order to serve client needs and grow our business. We are particularly dependent on retaining our senior executives and other experienced managers with the skill sets required by our business, and if we are unable to do so, our ability to develop new business and effectively lead our current projects could be jeopardized. Similarly, the profitability of our business model depends on our ability to effectively utilize personnel with the right mix of skills and experience to support our projects. The processes and costs associated with recruiting, training and retaining employees place significant demands on our resources.

We believe there is a shortage of, and significant competition for, professionals with the advanced technological skills necessary to perform the services we offer. We have subcontracted to a limited extent in the past, and may do so in the future, with other service providers in order to meet our obligations to our customers. Our ability to maintain and renew existing engagements and obtain new business will depend, in large part, on our ability to attract, train and retain technical personnel with the skills that keep pace with continuing changes in information technology, evolving industry standards and changing customer preferences. Further, we must train and manage our growing work force, requiring an increase in the level of responsibility for both existing and new management personnel. We cannot guarantee that the management skills and systems currently in place will be adequate or that we will be able to train and assimilate new employees successfully. Our profits and ability to compete for and manage client engagements could be adversely affected if we cannot manage employee hiring and attrition to achieve a stable and efficient workforce structure.

Our ability to operate and compete effectively could be impaired if we lose key personnel or if we cannot attract additional qualified personnel.

Our future performance depends to a significant degree upon the continued service of the key members of our management team, as well as marketing, sales and technical personnel, and our ability to attract and retain new management and other personnel. We do not maintain key man life insurance on any of our executive officers or significant employees. Competition for personnel is intense, and there can be no assurance that we will be able to retain our key employees or that we will be successful in attracting and retaining new personnel in the future. The loss of any one or more of our key personnel or the failure to attract and retain key personnel could have a material adverse effect on our business, results of operations and financial condition.

If our pricing structures are based on inaccurate expectations and assumptions regarding the cost and complexity of performing our work, then our contracts could be unprofitable.

We negotiate pricing terms with our clients utilizing a range of pricing structures and conditions. We predominantly contract to provide services either on a time-and-materials basis or on a fixed-price basis. Our pricing is highly dependent on our internal forecasts and predictions about our projects and the marketplace, which might be based on limited data and could turn out to be inaccurate. If we do not accurately estimate the costs and timing for completing projects, our contracts could prove unprofitable for us or yield lower profit margins than anticipated. We face a number of risks when pricing our contracts, as many of our projects entail the coordination of operations and workforces in multiple locations and utilizing workforces with different skill sets and competencies across geographically diverse service locations. Our pricing, cost and profit margin estimates for the work that we perform frequently include anticipated long-term cost savings from transformational and other initiatives that we expect to achieve and sustain over the life of the contract. There is a risk that we will underprice our projects, fail to accurately estimate the costs of performing the work or fail to accurately assess the risks associated with potential contracts. In particular, any increased or unexpected costs, delays or failures to achieve anticipated cost savings, or unexpected risks we encounter in connection with the performance of this work, including those caused by factors outside our control, could make these contracts less profitable or unprofitable, which could have an adverse effect on our profit margin.

In addition, a significant portion of our projects are on a fixed-price basis, subjecting us to the foregoing risks to an even greater extent.  We expect that an increasing number of our future projects will be contracted on a fixed-price basis. In addition to the other risks described in the paragraph above, we bear the risk of cost over-runs and operating cost inflation in connection with projects covered by fixed-price contracts. Our failure to estimate accurately the resources and time required for a fixed-price project, or our failure to complete our contractual obligations within the time frame committed, could have a material adverse effect on our business, results of operations and financial condition.

Our profitability could suffer if we are not able to maintain favorable pricing rates.

Our profit margin, and therefore our profitability, is dependent on the rates we are able to recover for our services. If we are not able to maintain favorable pricing for our services, our profit margin and our profitability could suffer. The rates we are able to recover for our services are affected by a number of factors, including:
•	our clients’ perceptions of our ability to add value through our services;
•	competition;
•	introduction of new services or products by us or our competitors;
•	our competitors’ pricing policies;
•	our ability to accurately estimate, attain and sustain contract revenues, margins and cash flows over increasingly longer contract periods;
•	bid practices of clients and their use of third-party advisors;
•	the use by our competitors and our clients of offshore resources to provide lower-cost service delivery capabilities;
•	our ability to charge premium prices when justified by market demand or the type of service; and
•	general economic and political conditions.

Our profitability could suffer if we are not able to maintain favorable utilization rates.

The cost of providing our services, including the utilization rate of our professionals, affects our profitability. If we are not able to maintain an appropriate utilization rate for our professionals, our profit margin and our profitability may suffer. Our utilization rates are affected by a number of factors, including:
•	our ability to efficiently transition employees from completed projects to new assignments;
•	our ability to hire and assimilate new employees;
•	our ability to accurately forecast demand for our services;
•	our ability to effectively manage attrition; and
•	our need to devote time and resources to training, professional development and other non-chargeable activities.

We could be held liable for damages or our reputation could be damaged by disclosure of confidential information or personal data, security breaches or system failures.

We are dependent on information technology networks and systems to process, transmit and securely store electronic information and to communicate among our locations around the world and with our clients. Security breaches of this infrastructure could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information or data, including personal data. In addition, many of our engagements involve projects that are critical to the operations of our customers’ businesses and provide benefits that are difficult to quantify. The theft and/or unauthorized use or publication of our or our clients’ confidential information or other proprietary business information as a result of such an incident could adversely affect our competitive position and reduce marketplace acceptance of our services. Any failure in the networks or computer systems used by us or our customers could result in a claim for substantial damages against us and significant reputational harm, regardless of our responsibility for the failure. Although we attempt to limit by contract our liability for damages arising from negligent acts, errors, mistakes or omissions in rendering our services, we cannot assure you that any contractual limitations on liability will be enforceable in all instances or will otherwise protect us from liability for damages.

In addition, we often have access to or are required to manage, utilize, collect and store sensitive or confidential client or employee data, including nonpublic personal data. As a result, we are subject to numerous laws and regulations designed to protect this information. If any person, including any of our employees, negligently disregards or intentionally breaches controls or procedures with which we are responsible for complying with respect to such data or otherwise mismanages or misappropriates that data, or if unauthorized access to or disclosure of data in our possession or control occurs, we could be subject to significant liability to our clients or our clients’ customers for breaching contractual confidentiality and security provisions or privacy laws, as well as liability and penalties in connection with any violation of applicable privacy laws and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client or employee data, whether through breach of computer systems, systems failure, employee negligence, fraud or misappropriation, or otherwise, could damage our reputation and cause us to lose clients. Similarly, unauthorized access to or through our information systems and networks or those we develop or manage for our clients, whether by our employees or third parties, could result in negative publicity, legal liability and damage to our reputation.

Although we have general liability insurance coverage, including coverage for errors or omissions, there can be no assurance that coverage will continue to be available on reasonable terms or will be sufficient in amount to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, results of operations and financial condition.

Our business could be negatively affected if we incur legal liability, including with respect to our contractual obligations, in connection with providing our solutions and services.

If we fail to meet our contractual obligations or otherwise breach obligations to our clients, we could be subject to legal liability. We may enter into non-standard agreements because we perceive an important economic opportunity by doing so or because our personnel did not adequately adhere to our guidelines. In addition, the contracting practices of our competitors may cause contract terms and conditions that are unfavorable to us to become standard in the marketplace. If we cannot or do not perform our obligations, we could face legal liability and our contracts might not always protect us adequately through limitations on the scope and/or amount of our potential liability. If we cannot, or do not, meet our contractual obligations to provide solutions and services, and if our exposure is not adequately limited through the enforceable terms of our agreements, we might face significant legal liability and our business could be adversely affected.

In the normal course of business and in conjunction with certain client engagements, we have entered into contractual arrangements through which we may be obligated to indemnify clients or other parties with whom we conduct business with respect to certain matters. These arrangements can include provisions whereby we agree to hold the indemnified party and certain of their affiliated entities harmless with respect to third-party claims related to such matters as our breach of certain representations or covenants, or out of our intellectual property infringement, our gross negligence or willful misconduct or certain other claims made against certain parties. Payments by us under any of these arrangements are generally conditioned on the client making a claim and providing us with full control over the defense and settlement of such claim. It is not possible to determine the maximum potential amount under these indemnification agreements due to the unique facts and circumstances involved in each particular agreement. Historically, we have not made payments under these indemnification agreements so they have not had any impact on our operating results, financial position, or cash flows. However, if events arise requiring us to make payment for indemnification claims under our indemnification obligations in contracts we have entered, such payments could have a material impact on our operating results, financial position, and cash flows.

We could incur liability or our reputation could be damaged if our provision of services and solutions to our clients contributes to our clients’ internal control deficiencies.

Our clients may perform audits or require us to perform audits and provide audit reports with respect to the controls and procedures that we use in the performance of services for such clients, especially when we process data belonging to them. Our ability to acquire new clients and retain existing clients may be adversely affected and our reputation could be harmed if we receive a qualified opinion, or if we cannot obtain an unqualified opinion, with respect to our controls and procedures in connection with any such audit in a timely manner. Additionally, we could incur liability if our controls and procedures, or the controls and procedures we manage for a client, were to result in internal controls failures or impair our client’s ability to comply with its own internal control requirements.

We may not be able to enforce or protect our intellectual property rights, which may harm our ability to compete and harm our business.

Our future success will depend, in part, on our ability to protect our proprietary methodologies and other valuable intellectual property. We presently hold no patents or registered copyrights, however, we intend to file patent and copyright applications on an as needed basis. There is no guarantee that any patents or copyrights will be granted or that they will serve as a barrier from competition from other organizations.  There is no guarantee that we will be able to maintain adequate protection or enforcement of our intellectual property position.  Unauthorized use of our intellectual property may result in development of technology, products or services that compete with our products and services and unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. If we are unable to protect our intellectual property, our business may be adversely affected and our ability to compete may be impaired.

Depending on the circumstances, we might need to grant a specific client greater rights in intellectual property developed or used in connection with a contract than we normally do. In certain situations, we might forego all rights to the use of intellectual property we create and intend to reuse across multiple client engagements, which would limit our ability to reuse that intellectual property for other clients. Any limitation on our ability to provide a service or solution could cause us to lose revenue-generating opportunities and require us to incur additional expenses to develop new or modified solutions for future projects.

Our ability to enforce our software license agreements, service agreements, and other intellectual property rights is subject to general litigation risks, as well as uncertainty as to the enforceability of our intellectual property rights in various countries. To the extent that we seek to enforce our rights, we could be subject to claims that an intellectual property right is invalid, otherwise not enforceable, or is licensed to the party against whom we are pursuing a claim. In addition, our assertion of intellectual property rights often results in the other party seeking to assert alleged intellectual property rights or assert other claims against us, which could harm our business. If we are not successful in defending these claims in litigation, we may not be able to sell or license a particular service or solution due to an injunction, or we may have to pay damages that could, in turn, harm our results of operations. In addition, governments may adopt regulations, or courts may render decisions, requiring compulsory licensing of intellectual property to others, or governments may require that products meet specified standards that serve to favor local companies. Our inability to enforce our intellectual property rights under these circumstances may harm our competitive position and our business.

Our services or solutions could infringe upon the intellectual property rights of others and we may be subject to claims of infringement of third-party intellectual property rights.

We cannot be sure that our services and solutions, or the solutions of others that we offer to our clients, do not infringe on the intellectual property rights of others. Third parties may assert against us or our customers claims alleging infringement of patent, copyright, trademark, or other intellectual property rights to technologies or services that are important to our business. Infringement claims could harm our reputation, cost us money and prevent us from offering some services or solutions. In our contracts, we generally agree to indemnify our clients for certain expenses or liabilities resulting from our infringement of the intellectual property rights of third parties. In some instances, the amount of our liability under these indemnities could be substantial. Any claims that our products, services or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, may cause us to incur significant costs in defending and resolving such claims, and may divert the efforts and attention of our management and technical personnel from our business. In addition, as result of such intellectual property infringement claims, we could be required or otherwise decide that it is appropriate to:
•	pay third-party infringement claims;
•	discontinue using, licensing, or selling particular products subject to infringement claims;
•	discontinue using the technology or processes subject to infringement claims;
•	develop other technology not subject to infringement claims, which could be costly or may not be possible; and/or;
•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms.

The occurrence of any of the foregoing could result in unexpected expenses or require us to recognize an impairment of our assets, which would reduce the value of our assets and increase expenses. In addition, if we alter or discontinue our offering of affected items or services, our revenue could be harmed. If a claim of infringement were successful against us or our clients, an injunction might be ordered against our client or our own services or operations, causing further damages.

We expect that the risk of infringement claims against us will increase if our competitors are able to obtain patents for software products and methods, technological solutions, and processes. We may be subject to intellectual property infringement claims from certain individuals and companies who have acquired patent portfolios for the primary purpose of asserting such claims against other companies. The risk of infringement claims against us may also increase as we continue to develop and license our intellectual property to our clients and other third parties. Any infringement claim or litigation against us could have a material adverse effect on our business, results of operations and financial condition.

System failure or disruptions in communications could disrupt our business and result in lost customers and curtailed operations which would reduce our revenue and profitability.

To deliver our services to our customers, we must maintain a high speed network of satellite, fiber optic and land lines and active voice and data communications twenty-four hours a day between our main operating offices in Chennai, our other development and delivery centers and the offices of our customers worldwide. Although we maintain redundancy facilities and satellite communications links, any systems failure or a significant lapse in our ability to transmit voice and data through satellite and telephone communications could result in lost customers and curtailed operations which would reduce our revenue and profitability.

Our ability to attract and retain business may depend on our reputation in the marketplace.

Our services are marketed to clients and prospective clients based on a number of factors. Since many of our specific client engagements involve unique services and solutions, our corporate reputation is a significant factor in our clients’ evaluation of whether to engage our services. We believe that our brand name and our reputation are important corporate assets that help distinguish our services from those of our competitors and also contribute to our efforts to recruit and retain talented employees. However, our corporate reputation is potentially susceptible to damage by actions or statements made by current or former clients, competitors, vendors, adversaries in legal proceedings, government regulators, as well as members of the investment community and the media. There is a risk that negative information about our company, even if based on false rumor or misunderstanding, could adversely affect our business. In particular, damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements, resulting in a loss of business, and could adversely affect our recruitment and retention efforts. Damage to our reputation could also reduce the value and effectiveness of our brand name and could reduce investor confidence in us, adversely affecting our share price.

Risks Related to VRDT

Our management has broad discretion over the use of our cash reserves and might not apply this cash in ways that increase the value of your investment.

Our management has broad discretion to use our cash reserves, including the proceeds received from our equity public offerings and our convertible debt offering, and you will be relying on the judgment of our management regarding the application of this cash. Our management might not apply our cash in ways that increase the value of your investment. We expect to use our cash reserves for capital expenditures and other general corporate purposes, which may include investments in, or acquisitions of, complementary businesses, joint ventures, partnerships, services or technologies. Our management might not be able to yield a significant return, if any, on any investment of this cash. You will not have the opportunity to influence our decisions on how to use our cash reserves.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies which do pay cash dividends.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

The Company is controlled by the initial investors.

The Company has five (5) shares of Class A Preferred Stock authorized and issued, with one (1) share owned by each of the five (5) initial investors of the Company.  The Class A Preferred Stockholders collectively are entitled to a fifty-one percent (51%) vote for any matters required to be submitted to a general vote of the Company’s common shareholders.  As a result, the existing holders of the Class A Preferred Stock have voting control over Verdant and are able to elect our board of directors.

The Company has entered into indemnification agreements with the officers and directors and we may be required to indemnify our Directors and Officers, and if the claim is greater than $1,000,000, it may create significant losses for the Company.

We have authority under Delaware and California law to indemnify our directors and officers to the extent provided in that statute. Our Bylaws require the Company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer's and director's liability insurance coverage with limits of liability of $1,000,000. Consequently, if such judgment exceeds the coverage under the policy, the Company may be forced to pay such difference. We have entered into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We are subject to claims arising from disputes with employees, vendors and other third parties in the normal course of business. These risks may be difficult to assess or quantify and their existence and magnitude may remain unknown for substantial periods of time. If the plaintiffs in any suits against us were to successfully prosecute their claims, or if we were to settle such suits by making significant payments to the plaintiffs, our operating results and financial condition would be harmed. In addition, our organizational documents require us to indemnify our senior executives to the maximum extent permitted by Delaware and California law. If our senior executives were named in any lawsuit, our indemnification obligations could magnify the costs of these suits.

Future changes in financial accounting standards and other applicable regulations by various governmental regulatory agencies may cause lower than expected operating results and affect our reported results of operations.

Changes in accounting standards and their application may have a significant effect on our reported results on a going forward basis and may also affect the recording and disclosure of previously reported transactions. New standards have occurred and will continue to occur in the future. The Securities and Exchange Commission (“SEC”) and the NASDAQ National Market occasionally impose additional reporting and corporate governance practices on public companies.  If we do not adequately continue to comply with these standards and practices in the future, we may not be able to accurately report our financial results or prevent error or fraud, which may result in sanctions or investigation by regulatory authorities, such as the SEC. Any such action could harm our business, financial results or investors’ confidence in our company, and could cause our stock price to fall.

Risks Related to VRDT’s Business

The Company has a history of unprofitable operations.

Since its inception, the Company has incurred significant losses from its operations, has never generated a profit and can give no assurance that we can operate profitably in the future. The Company expects to continue to incur significant expenditures for general administrative activities, including sales and marketing and research and development activities. As a result of these costs, the Company needs to generate significantly higher revenues and positive gross margins to achieve sustained profitability. There can be no assurance that implementation of the Company’s business plan will result in the Company becoming profitable.

We have yet to achieve positive cash flow, and our ability to generate positive cash flow is uncertain.

We anticipate that we will have negative cash flow for the foreseeable future. Our business will also require significant amounts of working capital to support our growth. Therefore, we may need to raise additional capital from investors to achieve our expected growth, and we may not achieve sufficient revenue growth to generate positive future cash flow. An inability to generate positive cash flow for the foreseeable future or raise additional capital on reasonable terms may decrease our long-term viability.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We have been in existence since 2001, but the current management team has been in pace only since May, 2011.  Our limited operating history may make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing expenses as we continue to grow our business. If we do not manage these risks successfully, our business will be harmed.

In addition, we are targeting new and emerging markets for our products.  Several of our products are still under development, and the timing of the ultimate release, if any, of new production quality products is not determinable. We may not be able to achieve market acceptance, create revenue or become profitable.

Our business may be adversely affected if we fail to effectively manage our growth.

We plan to increase sales and expand our operations substantially during the next several years through internally generated growth and the development of new businesses and products.  To manage our growth, we believe we must continue to implement and improve our operational, manufacturing, and research and development departments. We may not have adequately evaluated the costs and risks associated with this expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to become profitable in the future or effectively manage any other change. An inability to successfully manage our business could harm our operations.

Many factors outside of our control may affect our ability to develop, manufacture and market products that improve upon existing energy storage technology and gain market acceptance.

We are researching, developing, manufacturing and selling energy storage systems. The market for advanced rechargeable energy storage systems is at a relatively early stage of development, and the extent to which our products will be able to meet our customers' requirements and achieve significant market acceptance is uncertain. Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete if we fail to continue to improve the performance of our systems. Other companies that are seeking to enhance traditional energy storage technologies have recently introduced or are developing batteries based on nickel metal-hydride, liquid lithium-ion and other emerging and potential technologies. These competitors are engaged in significant development work on these various energy storage systems. One or more new, higher energy rechargeable battery technologies could be introduced which could be directly competitive with, or superior to, our technology. The capabilities of many of these competing technologies have improved over the past several years. Competing technologies that outperform our products could be developed and successfully introduced, and as a result, our products may not compete effectively in our target markets. If our products are not adopted by our customers, or if our products do not meet industry requirements for power and energy storage capacity in an efficient and safe design, our products will not gain market acceptance.

In addition, the market for our products depends upon third parties creating or expanding markets for their end-user products that utilize our energy storage systems. If such end-user products are not developed, if we are unable to have our products designed into these end-user products, if the cost of these end-user products is too high, or the market for such end-user products contracts or fails to develop, the market for our products would be expected similarly to contract or collapse. Our customers operate in extremely competitive industries, and competition to supply their needs focuses on delivering sufficient power and capacity in a cost, size and weight efficient package. The ability of our customers to adopt new energy storage technologies will depend on many factors outside of our control.

Many other factors outside of our control may also affect the demand for products and the viability of widespread adoption of advanced energy storage applications, including: performance and reliability of battery power products compared to conventional and other non-battery energy sources and products; success of alternative battery chemistries, such as nickel-based batteries, lead-acid batteries and conventional lithium-ion batteries and the success of other alternative energy technologies, such as fuel cells and ultra capacitors; end-users' perceptions of advanced batteries as relatively safe and reliable energy storage solutions, which could change over time if alternative battery chemistries prove unsafe or become the subject of significant product liability claims and negative publicity is generated on the battery industry as a whole; cost-effectiveness of our products compared to products powered by conventional energy sources and alternative battery chemistries; availability of government subsidies and incentives to support the development of the battery power industry; fluctuations in economic and market conditions that affect the cost of energy stored by batteries, such as increases or decreases in the prices of electricity; continued investment by the federal government and our customers in the development of battery powered applications; heightened awareness of environmental issues and concern about global warming and climate change; and regulation of energy industries.

Our ability to successfully compete in our industry could be harmed if we fail to raise the additional capital necessary to expand our operations and invest in our products.

We may need to raise additional capital in the future to fund our growth and expansion plans and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline.  If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. We are also seeking federal and state grants, loans and tax incentives some of which we intend to use to expand our operations. We may not be successful in obtaining these funds or incentives. If we need additional capital and cannot raise or otherwise obtain it on acceptable terms, we may not be able to successfully compete in our markets.

The nature of our businesses exposes us to the risk of litigation and liability under environmental, health and safety and product liability laws.

Certain aspects of our business involve risks of liability. In general, litigation in our industry, including class actions that seek substantial damages, arises with increasing frequency. Claims may be asserted under environmental, labor, health and safety or product liability laws. Litigation is invariably expensive, regardless of the merit of the plaintiffs’ claims.  Given the general risks, as stated, there is a chance that the Company could be named as a defendant in the future, and there can be no assurance that regardless of the merit of such claims, we will not be required to make substantial settlement payments in the future.

If our products fail to perform as expected or have technical issues, we could lose existing and future business and our ability to develop, market and sell our batteries and battery systems could be harmed.

Our products are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes. Despite testing, new and existing products have contained defects and errors and may in the future contain manufacturing or design defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to our reputation, any of which may adversely affect our business and our operating results.

Our working capital requirements involve estimates based on demand expectations and may decrease or increase beyond those currently anticipated, which could harm our operating results and financial condition.

In order to fulfill the product delivery requirements of our customers, we plan for working capital needs in advance of customer orders. As a result, we base our funding and inventory decisions on estimates of future demand. If demand for our products does not increase as quickly as we have estimated or drops off sharply, our inventory and expenses could rise, and our business and operating results could suffer. Alternatively, if we experience sales in excess of our estimates, our working capital needs may be higher than those currently anticipated. Our ability to meet this excess customer demand depends on our ability to arrange for additional financing for any ongoing working capital shortages, since it is likely that cash flow from sales will lag behind these investment requirements.

We may not be able to successfully recruit and retain skilled employees, particularly scientific, technical and management professionals.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and marketing personnel who are familiar with our key customers and experienced in the battery industry. Additionally, we plan to continue to expand our work force both domestically and internationally. Industry demand for such employees, especially employees with experience in battery chemistry and battery manufacturing processes, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. This competition will intensify if the advanced battery market continues to grow, possibly requiring increases in compensation for current employees over time. We compete in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources than we do and may be in a better financial position to offer higher compensation packages to attract and retain human capital. We cannot be certain that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future. Because of the highly technical nature of our batteries and battery systems, the loss of any significant number of our existing engineering and project management personnel could have a material adverse effect on our business and operating results.

Our future success depends on our ability to retain key personnel.

Our success will depend to a significant extent on the continued services of our senior management team. The loss or unavailability of these individuals could harm our ability to execute our business plan, maintain important business relationships and complete certain product development initiatives, which could harm our business. Each of these individuals could terminate his or her relationship with us at any time, and we may be unable to enforce any applicable employment or non-compete agreements.

Declines in product prices may adversely affect our financial results.

Our business is subject to intense price competition worldwide, which makes it difficult for us to maintain product prices and achieve adequate profits. Such intense price competition may adversely affect our ability to achieve profitability, especially during periods of decreases in demand. In addition, because of their purchasing size, our larger automotive customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.

We may be unable to complete or integrate acquisitions effectively, which may adversely affect our growth, profitability and results of operations.

We may pursue acquisitions as part of our business strategy. However, we cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, we may not be successful in integrating acquired businesses into our existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which we operate may rise, thereby increasing our costs of making acquisitions or causing us to refrain from making further acquisitions. These and other acquisition-related factors could negatively and adversely impact our growth, profitability and results of operations.

Our planned international operations will subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions.

We have significant operational plans in China and Europe that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. In addition, we expect to sell a significant portion of our products to customers located outside the United States.  Our business in foreign jurisdictions requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends on our ability to succeed in different legal, regulatory, economic, social and political situations and conditions. We may not be able to develop and implement effective policies and strategies in each foreign jurisdiction where we do business.

Risks Related to VRDT’s Intellectual Property

Other parties may bring intellectual property infringement claims against us which would be time-consuming and expensive to defend, and if any of our products or processes is found to be infringing, we may not be able to procure licenses to use patents necessary to our business at reasonable terms, if at all.

Our success depends in part on avoiding the infringement of other parties' patents and proprietary rights. We may inadvertently infringe existing third-party patents or third-party patents issued on existing patent applications. In the United States and most other countries, patent applications are published 18 months after filing. As a result, there may be third-party pending patent applications of which we are unaware, and which we may infringe once they issue. These third parties could bring claims against us that, even if resolved in our favor, could cause us to incur substantial expenses and, if resolved against us, could cause us to pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder. In addition, we may have, and may be required to, make representations as to our right to supply and/or license intellectual property and to our compliance with laws. Such representations are usually supported by indemnification provisions requiring us to defend our customers and otherwise make them whole if we license or supply products that infringe on third party technologies or violate government regulations. Further, if a patent infringement suit were brought against us, we and our customers, development partners and licensees could be forced to stop or delay research, development, manufacturing or sales of products based on our technologies in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Such a license may not be available on acceptable terms, or at all, particularly if the third party is developing or marketing a product competitive with products based on our technologies. Even if we were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property.

Any successful infringement action brought against us may also adversely affect marketing of products based on our technologies in other markets not covered by the infringement action. Furthermore, we may suffer adverse consequences from a successful infringement action against us even if the action is subsequently reversed on appeal, nullified through another action or resolved by settlement with the patent holder. As a result, any infringement action against us would likely harm our competitive position, be costly and require significant time and attention of our key management and technical personnel.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive and time consuming.

Our business plan anticipates that we will acquire and develop patented technology and competitors or others may infringe our patents. To counter infringement or unauthorized use, we may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings brought by the United States Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and be a distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, during the course of this litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

We may not prevail in any litigation or interference proceeding in which we are involved. Even if we do prevail, these proceedings can be expensive and distract our management.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Our patents and other protective measures may not adequately protect our proprietary intellectual property.

We regard our intellectual property, particularly our proprietary rights in our battery and battery system technology, as critical to our success. We anticipate filing for a number of patents for various applications and aspects of our technology or processes and other intellectual property. In addition, we generally enter into confidentiality and invention agreements with our employees and consultants. Such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following: our pending patent applications may not be granted for various reasons, including the existence of conflicting patents or defects in our applications; the patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons; parties to the confidentiality and invention agreements may have such agreements declared unenforceable or, even if the agreements are enforceable, may breach such agreements; the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement prohibitive; even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and other persons may independently develop proprietary information and techniques that are functionally equivalent or superior to our intellectual proprietary information and techniques but do not breach our patented or unpatented proprietary rights.

We may be unable to adequately prevent disclosure or misappropriation of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality and non-compete agreements with our employees, former employees, contractors, consultants, outside scientific collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Such unauthorized disclosure may also be difficult to prevent or enforce against current or former employees in locations outside of the United States. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Related to Ownership of VRDT Common Stock

An active trading market for our common stock may not be sustained, and you may not be able to resell your Securities at or above the price at which you purchased them.

We have a limited history as a public company. An active trading market for our securities may not be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell.

Our stock price is volatile.

The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future.  As a result of this volatility, you may not be able to sell your common stock at or above the price you paid. Some of the factors that may cause the market price of our common stock to fluctuate include: fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us; fluctuations in our recorded revenue, even during periods of significant sales order activity; changes in estimates of our financial results or recommendations by securities analysts; failure of any of our products to achieve or maintain market acceptance; the timing of the shipment and/or installation and validation of our products; product liability issues involving our products or our competitors' products; failure of our suppliers, many of which are sole source suppliers, to deliver products in a timely fashion or at all or any other delay in our supply chain; changes in market valuations of similar companies; success of competitive products or technologies; changes in our capital structure, such as future issuances of securities or the incurrence of debt; announcements by us or our competitors of significant services, contracts, acquisitions or strategic alliances; developments or announcements related to our application for government stimulus funds; regulatory developments in the United States, foreign countries or both; litigation involving us, our general industry or both; additions or departures of key personnel; investors' general perception of us; and changes in general economic, industry and market conditions.  In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Offers or availability for sale of a substantial number of Securities of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We have been classified by the SEC as a “shell” company and, as a result, Rule 144 is not available for resale of the Shares.

The streamlined safe-harbor exemption from the definition of “underwriter” under Section 4(1) of the Securities Act provided by Rule 144 are generally inapplicable to “shell” or former “shell” companies.  The SEC has classified the Company as a “shell” company.  Generally, a “shell” company ceases to be a “shell” when the shell company acquires more than nominal assets (other than cash or cash equivalents).”  Securities Act Release Nos. 33-8587 (July 15, 2005). The Company must therefore “cure” its “shell” status prior to Rule 144(i)’s applicability to the subscribed restricted securities.

However, by way of the underlying Agreement, the Company has effectively “cured” our status as a “shell” company.

Our Common Stock is subject to “penny stock” regulations that may affect the liquidity of our Common Stock.

Our Common Stock is subject to the rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, for which current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:
•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions, definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.
Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:
•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
•	the liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock such as our Common Stock if it is subject to the penny stock rules.

Your stock ownership will be diluted by our issuance of additional securities, including in connection with subsequent rounds of financing.

We will need further financing for the continued growth of our business to achieve our planned growth. No assurance can be given as to the availability of additional financing or, if available, the terms upon which it may be obtained. Raising additional financing may result in our issuing additional securities, which could result in the dilution of your ownership percentage of us. We may also decide to issue shares in exchange for the acquisition of other companies in order to expand business operations. The issuance of any such shares will have the effect of further diluting your ownership percentage.

We may be unable to achieve or sustain profitability or raise sufficient additional capital, which could result in a decline in our stock price.

Future operating performance is never certain, and if our operating results fall below the expectations of securities analysts or investors, the trading price of our Common Stock will likely decline. We are a company with no revenue and no commercialized products. We will experience significant losses from operations for the foreseeable future. Moreover, you should anticipate that operating and capital expenditures will increase significantly in future years due to continued development expenses, regulatory expenses and the expenses of commencing manufacturing and marketing of our devices.

Description of Securities

Common Stock

The Company has authorized 989,999,995 shares of common stock, of which 125,565,141shares of Class A Common Stock have been issued and are outstanding as of August 27, 2012.   As of August 27, 2012, the Company has no other classes of common stock authorized, issued or outstanding.

Preferred Stock

As of August 27, 2012, the Company is authorized to issue ten million five (10,000,005) shares of preferred stock with a par value of One Thousandths of One Cent ($0.001).

Currently, the Company has designated 2 classes of preferred stock as set forth below:

CLASS A CONVERTIBLE PREFERRED STOCK

By shareholder and director consent, the Company created and designated a class of Class A Convertible Preferred Stock, consisting of five (5) shares of preferred stock, and granting the holders of Class A Convertible Preferred Stock, among other things, the collective right to fifty one percent (51%) of the common votes on any matter requiring a shareholder vote of the Company.  As of August 27, 2012, each of the five (5) Class A Convertible Preferred Shares are issued and outstanding as set forth in the following table:

Daniel J. Elliott	1 share;
Steve Aust	1 share;
Dennis Hogan	1 share;
David Edgar	1 share; and
Raymond Chin	1 share.

SERIES B CONVERTIBLE PREFERRED STOCK

By shareholder and director consent, the Company created and designated a class of Series B Convertible Preferred Stock, consisting of one million (1,000,000) shares of preferred stock.  As of July 19, 2012, one million (1,000,000) shares of Series B Convertible Preferred Stock are authorized.  As of the date of this Report, none of the Series B Convertible Preferred Stock has been issued.  The Company currently plans to retire the Series B Preferred Stock and return the designated stock to authorized but undesignated preferred stock.

As of the date of this Report, the Registrant has no other classes of preferred stock.

Treasury Stock

During the quarter ended December 31, 2011, the Company repurchased a cumulative total of 31,000 shares of restricted common stock from a total of three (3) investors. Pursuant to the acquisition of Verdant Industries, Inc., the Company acquired 1,700,000 shares of the Company’s common stock purchased from a majority shareholder in February, 2011.  The cost of the shares was $850,000 that has been reflected as treasury stock upon the acquisition of the assets and liabilities of Verdant Industries, Inc.

All treasury stock has been cancelled as of March 31, 2012.

Warrants

During the quarter ended March 31 2012, the Company did not issue any new warrants.

During the quarter ended December 31 2011, the Company did not issue any new warrants.

During the quarter ended September 30, 2011, the Company did not issue any warrants.

VRDT currently has 300,000 warrants outstanding that were issued by Verdant Industries, Inc., having a de minimus value, prior to its acquisition by VRDT to a member of its advisory board which are convertible to common stock at a strike price of $0.01 per share.

As set forth in the following chart, the Company also has an additional 200,000 (of an original 500,000) warrants outstanding that were issued in 2011 to 2 (originally 5) former members of the Company’s management team (100,000 each).  According to the strike price procedures set forth in the respective warrant agreements, the warrant holders can each convert their warrants for common stock at a price of $0.16 per share.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms	Aggregate Intrinsic Value

Outstanding at March 31, 2010
Granted	500,000	$0.16
Exercised
Exchanged for Shares
Expired

Outstanding at March 31, 2011	500,000	$0.16	4.87	70,000

Granted	0
Exercised
Exchanged for Shares	(300,000)	$0.16
Expired	0

Outstanding at March 31, 2012	200,000	$0.16	3.87	28,000

Exercisable at March 31, 2012	200,000	$0.16	3.87	28,000
Weighted Average Grant Date Fair Value		$0.16

Finally, the Company in August, 2012, issued additional warrants equal to 12,000,000 shares to a private equity fund, which warrants can be converted into common stock at a price of $0.85 per share. As these warrants have just been issued, the Company has not yet had an opportunity to value these warrants.

24Tech has no outstanding warrants or warrant commitments.

Delaware Anti-takeover Statutes

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for the Company. Subject to certain limitations, our Board of Directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock. The existence of authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market for Common Equity

Market Information

The Company’s common stock is traded on the NASDAQ OTC Bulletin Board under the symbol “VRDT.” As of August 27, 2012, the Company’s common stock was held by 511 shareholders of record, which does not include shareholders whose shares are held in street or nominee name.

The Company’s shares commenced trading on or about February 7, 2007. The following chart is indicative of the fluctuations in the stock prices for the year ending March 31, 2012:

	2012		2011
	High	Low	High	Low

First Quarter	$1.40	$0.18	$0.25	$0.13
Second Quarter	$8.50	$0.31	$0.20	$0.16
Third Quarter	$1.90	$0.35	$0.16	$0.16
Fourth Quarter	$1.01	$0.21	$0.30	$0.11

The Company’s transfer agent is OTC Stock Transfer, Inc. of Salt Lake City, Utah.

Dividend Distributions

We have not historically and do not intend to distribute dividends to stockholders in the foreseeable future.

Penny Stock

Our common stock is considered "penny stock" under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

- contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;
- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
- contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
- contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Results of Operations for the Fiscal Year Ending March 31, 2012 as Compared to the Fiscal Year Ended March 31, 2011

Overview

Total revenues did not change from $0 for the fiscal year ending March 31, 2012 from $0 for the fiscal year ending March 31, 2011.

Total operating expenses increased to $9,479,295 for the fiscal year ending March 31, 2012 from $104,987 for fiscal year ending March 31, 2011. This increase was primarily attributable to significant professional fees, travel and salary costs to enter into the new business activities and hiring personnel.

Liquidity and Capital Resources

As of March 31, 2012, the Company had cash of $36,447 and working capital of $1,239,285. Net loss was $9,510,946 for the fiscal year ending March 31, 2012. The Company generated a negative cash flow from operations of $2,295,439 for fiscal year ending March 31, 2012. The negative cash flow from operating activities for the period is primarily attributable to the Company’s increase in accrued salaries and consulting fees.  During the fiscal year ending March 31, 2012, the Company invested $52,015 in property, plant and equipment. During the fiscal year ending March 31, 2012, the Company raised $2,338,800 from private placements it made by selling 21,021,000 shares of its common stock.

The Company sustained losses of $9,510,946 and $115,118 for the years ended March 31, 2012 and 2011, respectively. The Company had an accumulated deficit of $18,219,138 and $8,708,192 at March 31, 2012 and 2011, respectively.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company is highly dependent on its ability to continue to obtain investment capital and loans from an affiliate and shareholder in order to fund the current and planned operating levels.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to bring in income generating activities and its ability to continue receiving investment capital to sustain its current level of operations.   No assurance can be given that the Company will be successful in these efforts.

Management intends to raise additional operating funds through equity and/or debt offerings.  However, there can be no assurance management will be successful in its endeavors.  Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements.  To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not available, the Company may be required to curtail its operations.

Related Stockholder Matters

Except as provided in the Acquisition of 24Tech, as set forth herein, and the related nature of certain principals of 24Tech as shareholders, officers and employees of VRDT, disclosed in detail herein below, neither VRDT nor 24Tech have engaged in other related stockholder matters.

Purchase of Equity Securities

Except as provided in the acquisition of 24Tech, as set forth herein, VRDT has purchased no other equity securities.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company’s Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15I and 15d-15(e) under the Exchange Act) as of the year ending March 31, 2012 covered by this Form 10-Q. Based upon such evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective as required under Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) of the Company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of its management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management is still in the process of evaluating its internal controls over financial reporting, based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this ongoing evaluation, management has concluded that the Company’s internal control over financial reporting were not effective as of March 31, 2012 under the criteria set forth in the Internal Control—Integrated Framework.  The determination was made partially due to the small size of the company and a lack of segregation of duties.

Changes in Internal Control over Financial Reporting

Except as set forth above, there were no changes in our internal control over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

The Company’s management, including the CEO and CFO, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all error and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of the control system must reflect that there are resource constraints and that the benefits must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of controls.  The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Projections of any evaluation of controls effectiveness to future periods are subject to risks.  Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

Changes in and Disagreements with Accountants

Not applicable.

Defaults upon Senior Securities

None.

Directors, Executive Officers and Corporate Governance.

Executive Officers, Directors and Key Employees of 24Tech

Directors

Monte Winegar and Larry Pendleton serve as the board of directors of 24Tech.  Mr. Pendleton also serves as the Chief Information Officer of VRDT and Mr. Winegar serves as VRDT’s Vice President of Information Technologies.  Their respective biographies are included below.

Key Employees

James E. Reed, Jr., Operations Manager

Jared Huckaby, Network Systems Engineer

Executive Officers, Directors and Key Employees of VRDT

Executive Officers

Graham Norton-Standen, Executive Chairman & Chief Executive Officer  – Mr. Norton-Standen holds a tremendous amount of corporate experience having served as Chairman of the Board, CEO, Board Member, Senior Advisor, Group Advisor, Corporate Advisor and many other positions with a number of the world’s top companies and fund managers including: Gartner, EDS, Digital Equipment Corporation, British Telecom, Hewlett Packard, Unisys, Tata Group, Cable & Wireless, Deutsche Bank, Reuters, P&O and other organizations.  He serves as Chairman of Maevis, a company specializing in airport management and operations based in Nigeria.  He also serves as Chairman of VSL, a Hong Kong based program management trading company.  Mr. Norton-Standen is a well-known, well-respected, infrastructure manager and advisor with an extremely rich background with many related top tier organizations and utilities. During his tenure in various organizations Graham also acted as an advisor to a number of professional and government bodies including the European Commission, the World Energy Council, EPRI, the Centre for European Policy Studies and the Governments of Sweden and Australia in the run up to privatization of certain industries.  He also acted as a board member to the United States Trade and Investment Council based in Brussels and is a Fellow of the Institute of Directors.

Dan Elliott, Chief Production Officer & Director - Mr. Elliott brings over 18 years of automotive industry experience to Verdant. He has held positions as Vice President, Board Member, Chief Executive Officer and Chairman of several automotive companies. His experience includes work developing advanced technology vehicles for Ford, Honda, Magna Steyr, Roush and others. He has constructed automotive engineering centers within the U.S., led Joint Ventures in China and, recently, completed the construction of a 30-acre lithium ion battery manufacturing plant in mainland China. Mr. Elliott has consulted George W. Bush at the White House and personally raised over $100 million in venture money.

Stephen (Steve) Aust, President & Director - Mr. Aust has built a career of solid business experience that spans over 30 years. Since 1991, he has successfully raised over $100M in Venture Capital for several direct sales companies. Among these firms is the Video Home Shopping Network.com where he raised $8M, Visionquest.com where he raised $2.5M and 2Extreme Sports.com where he not only raised $5M but also took the company public. He worked with Donald Trump to create the Wall Street Café theme restaurant on 40 Wall Street in New York City’s financial district. Mr. Aust secured $12M in initial financing to complete the development of the Wall Street Café. He was instrumental in the management of the West Coast Division of Hendrix Automotive. Mr. Aust and his team took Hendrix Automotive sales to record levels to become the number one auto dealership in the United States. He has owned and operated his own direct sales company marketing an assortment of products. He performed in the top 100 Networkers for 12 years with various direct sales companies with over 250,000 distributors. Steve spent his young adult life as a college and professional athlete. While at Pepperdine University he played Division 1 Basketball leading him to a professional basketball career playing for the European League as well as the Summer League Los Angeles Lakers.

Dennis Hogan, Chief Financial Officer & Director - Mr. Hogan is a senior executive with expertise in finance and accounting, human resources, purchasing and IT systems. As a high-energy leader with a proven track record turning around underperforming business units, he has demonstrated success with accounting and payroll system conversions and implementing cost control measures. His skills include empowering employees and developing, motivating and leading teams. He participated on a management committee that grew $10.6 million of equity to a $45 million sales price in six years. He provided financial forecasts for rounds of equity financing and participated in road shows and related due diligence processes resulting in raising $9.4 million of a new-start company’s $10.6 million equity.

David Edgar, Chief Operating Officer & Director - Mr. Edgar has over 16 years experience in high technology product development in automotive, alternative energy, military and defense, government and manufacturing. He worked under contract while at Roush to bring the Ford EV Ranger, EV Postal Van, Th!nk City Electric Vehicle and the Fuel Cell Focus to market. He contracted for GM developing hydrogen powered, zero emissions, ICE vehicles and co-authored two articles on NVH measurement and mitigation in motor vehicles. He is directly responsible for the completed development of the Phoenix Motorcars SUT including lithium titanate and alternative power solutions. Recently, he served as General Manager and VP at Microvast developing LiFePO4 batteries.

Dan Malstrom, Chief Marketing Officer - Mr. Malstrom has over 20 years of marketing and advertising experience garnering dozens of awards. He has been interviewed on numerous occasions with both national and international media including major networks, print publications and radio shows. He has advised and participated on projects with countless large companies including Subaru of America, Verizon Wireless, Microsoft Game Studios (Xbox), Outdoor Retailer, Burton Snowboards, The 2002 Salt Lake City Olympic Games and many others. Dan spent greater than seven years marketing in the entertainment industry and over eight years working in the action sports industry where he was instrumental in launching the sport of snowboarding into the mainstream. Dan also operated his own consulting business, Malstrom Consulting, for over six years.  He recently worked as Senior Vice President and led the international brand development for Microvast, Inc., where he successfully created a globally recognizable brand in the lithium-ion battery space.

Larry Pendleton, Chief Information Officer - Since 2007, Mr. Pendleton has served as Vice President of 24Tech Corporation in Rancho Cucamonga, California, responsible for the operations and the IT consulting, services, and support for over 200 clients. Prior to his work with 24Tech Corporation, from 1999 to 2008, he was President and CEO of InfiniTek Corporation, a Microsoft Gold Certified Partner and a Dynamics Navision ERP reseller. His responsibilities included client consultations, project direction and management, and steering the company from start up to successful enterprise. Mr. Pendleton has over 30 years of high-level project management experience working with a diversity of clients in both the private and public sectors across all industries. As a seasoned executive and IT professional, he is well respected for his expertise in Information Systems Management and knowledge of current and emerging technologies and best practices. Mr. Pendleton earned his Bachelor’s Degree in Computer Science from Brigham Young University.

Bryon Bliss, Executive Vice President, Secretary and Chief of Staff - Mr. Bliss brings twelve years of extensive business development, customer relationship and sales management experience to Verdant.  During the last five years he has been intimately involved in the electrification of transportation serving as VP, Sales & Marketing for Phoenix Motorcars where he generated $40million in vehicle pre-orders.  Mr. Bliss also maintains extensive relationships with noteworthy fleet operators in federal and state governments as well as the private sector.  Fluent in Mandarin and intimately familiar with Chinese culture, Mr. Bliss has continuously built strong relationships of trust with many Chinese suppliers.

Key Employees

Raymond Chin, President, China Operations – Mr. Chin brings more than 20 years experience in marketing, import & export, mergers & acquisitions and successful relationship building between multi-national firms in the U.S. and Asia. A graduate of Drexel University in Philadelphia, Mr. Chin understands both Chinese and U.S. cultures very well (he first came to the U.S. at age ten). In the 90’s Mr. Chin first established himself with many multi-national firms by exporting over $30m of high value new and used automobiles from the U.S. to China. More recently, in 2006, Mr. Chin took part in the $50m renovation project of the Hong Kong Tuen Mun Port that now operates fleets servicing the popular tourism & gambling location, Macau Port. Mr. Chin also served as CEO and Director of Sunrise Consulting Group, Inc. (SNRS.PK) where he was involved with many mergers and acquisitions.

Thomas ‘TC’ DuBose, VP, Distribution / Development - TC comes to Verdant from Galpin Motors, the top-selling Ford dealership in the world for twenty-one years running, where he was one of the key team members. In his nearly twenty years of automotive dealership experience, including top management positions in leasing, fleet, and commercial business development, he has been a multiple-time recipient of the Salesperson of the Year award. He also received recognition for Top National Commercial Volume, Top Sales Team, Top Customer Satisfaction Index, and Master Certification from Ford Motor Company. Prior to entering the automotive sales industry, he started and ran his own service company, captaining its expansion to thirty-three employees over a three-year period. TC also spent time as a nationally recognized industrial salesperson for GE and Westinghouse Electric, where he played a key part in securing the Lockheed Martin MRO worldwide account, winning it from a long standing competitor who had previously held the contract for nearly thirty-five years.

Monte Winegar, Vice President of Information Technology - Monte Winegar brings 14 years of computer industry experience to the Verdant team.    As an IT professional, he has worked in all operational activities of an IT department specializing in everything from IT policy and procedure development to strategies for network architecture to security and disaster recovery; along with long-term strategic plans for information technologies.  During his career, he has owned IT companies which supported various businesses including electric car companies.   With 15 years of involvement in energy efficiency programs, Mr. Winegar knows the importance of using green technology in both the corporate and residential environment.  Some of his contributions include the administration of twelve utility contracts totaling $45M which resulted in the installation of energy conservation products in over 100,000 homes.  Mr. Winegar also developed software to track environmental measures for homes and spent several years visiting and educating low income communities on how to be green in their daily activities.  Working with utility companies across us he has fulfilled nearly 50 energy efficiency contracts.  Mr. Winegar also worked as a public auditor for KPMG and is fluent in Korean.

Donald “Dee” Schwall, Vice President - Having worked as a trading and trust specialist for PaineWebber and as a management consultant to numerous public and private companies for over two decades, Mr. Schwall is an accomplished investment banking specialist with substantial domestic and international experience regarding mergers & acquisition, investor relations, corporate finance, investment strategy and business development. He is an unconventional, motivated professional with the ability to formulate unique and effective strategies overlooked by most. By combining these skills with technology, research and analysis, Mr. Schwall provides strong strategic counsel to enhance company access to U.S. and international capital and markets.

Robert Kasprzak, General Counsel – Mr. Kasprzak is an attorney licensed in California and Texas practicing in securities compliance and general corporate law.  Over the span of his career, he has helped form numerous business entities and has assisted in several mergers and acquisitions, both in the private and public sectors.  Mr. Kasprzak has also served as associate general counsel and general counsel for several companies ranging from large, public companies to smaller, privately-help start-up companies.  He has also been received in the Kingdom of Saudi Arabia as a Distinguished Guest.  He received his undergraduate degree in Political Science from California State University, San Bernardino, where he served as the President of the University’s Pi Sigma Alpha Chapter, the national political science honors society, which received the society’s national award for Best Chapter under his tenure.  Mr. Kasprzak received his Juris Doctorate from the University of La Verne, College of Law, where he served on the Law Review and also as President of the Student Bar Association.

Non-Employee Directors

A.C. “Ironman” Green, Director - Mr. Green brings not only his rich knowledge of what it takes to be a champion but a diverse background in business development, investment and philanthropy to the Board.  During his career A.C. owned twelve Denny’s restaurants and a Hyundai dealership among other investments.  Automotive manufacturers, real estate companies, utility contractors and many others frequently tap A.C.’s unique talent in business development to help guide them to success. One of the things A.C. is most known for is his title as the NBA’s “Ironman”, having played in 1,192 straight games. A.C. Green spent 16 seasons in the NBA, and won three championships with the Los Angeles Lakers spanning three decades (1987, 1988 and 2000). Mr. Green is also recognized for his contributions outside the NBA such as his tremendous commitment to youth through the A.C. Green Youth Foundation he started in 1989.  He also serves as one of the NBA’s Global Ambassadors and founded Going Green with A.C. Green™ to promote environmental awareness and sustainability.

Donald A. Driftmier, CPA, Director – As a Board member of the California Board of Accountancy, where he served as Board President in 2008, Mr. Driftmier brings over 40 years of accounting experience to Verdant.  He has served as a long time partner at Vavrinek, Trine, Day & Co, LLP and is now CFO of Noble House Entertainment Pictures, Inc.  Mr. Driftmier has been recognized with numerous professional honors and offices including the Board of Directors for the California Society of Certified Public Accountants where he also served as President of the Citrus Belt Chapter.  He has also served as President and Director of the Ontario Chamber of Commerce in Ontario, California.  His awards include Accountant Advocate of the Year from the United States Small Business Administration and many others.  Mr. Driftmier has also been a regular speaker at many California Universities.  He is currently Chairman of the Centers Committee, Board of Directors, at Casa Colina Centers for Rehabilitation Hospital as well.  He is also a Vietnam veteran.

Executive Compensation

Non-Employee Director Compensation

The following table shows, for the year ended March 31, 2012, certain information with respect to the compensation of all of our non-employee directors.

Name	Cash Compensation
Don Driftmier	$60,000
AC Green	$90,000

Director	Accrued Fees	Stock Compensation	Total Compensation
Don Driftmier	$60,000	$200,000	$260,000
AC Green	$90,000	$250,000	$340,000
Graham Norton-Standen	$90,000	$550,000	$640,000
	$240,000	$1,000,000	$1,240,000

The directors have each agreed to temporarily forego their respective cash compensation, which has accrued as unpaid executive compensation owed by the Company until paid, until such time as the Company determines that it has sufficient capital to begin distributing said cash compensation.

Executive Officer Compensation

Our named executive officers as of June 30, 2012, are:

Graham Norton-Standen – Executive Chairman and Chief Executive Officer
Dan Elliott- Chief Production Officer
Steve Aust- President
Dennis Hogan- Chief Financial Officer
Dan Malstrom- Chief Marketing Officer
David Edgar- Chief Technology Officer
Bryon Bliss- Secretary, Chief of Staff and Executive Vice President
Larry Pendleton- Chief Technology Officer

Historical Compensation Decisions

Our compensation approach is related to our stage of development.  In determining executive compensation, we informally considered a wide variety of factors in arriving at our compensation decisions, including the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in the biotechnology and clean technology industries.  This consideration was based on the general and personal knowledge possessed by members of our board of directors, based on their experiences with other companies, and also included consultations with our Chief Executive Officer and human resources staff and their personal knowledge, such as from contacts with other professionals in the industry and from prior experience.  We expect that as a public company we will adopt a more formal process for executive compensation.

Compensation Philosophy and Objectives

We favor a “pay-for-performance” compensation philosophy that is driven by individual and corporate performance.  We also continue to review what we think are best practices with respect to compensation and benefits and review market data.  In addition, we believe that internal pay equity is an important factor in determining executive compensation.  As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve.

Our executive compensation program is intended to balance short-term and long-term goals with a combination of cash payments and equity awards that we believe to be appropriate for motivating our executive officers.  Our executive compensation program is designed to:

•	align the interests of our executive officers with stockholders by motivating executive officers to increase stockholder value and reward executive officers when stockholder value increases;
•	attract and retain talented and experienced executives that strategically address our short-term and long-term needs;
•	reward executives whose knowledge, skills and performance are critical to our success;
•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders; and
•	compensate our executives in a manner that motivates them to manage our business to meet our long-term objectives and create stockholder value.

To help achieve these objectives, the compensation committee has tied a substantial portion of the executives’ overall compensation to key strategic business, financial and operational goals, such as revenue, product development and manufacturing metrics, business development and innovation.

Our executive compensation program rewards corporate achievement, as well as both team and individual accomplishments, by emphasizing a combination of corporate results and individual accountability.  A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives.  Our historic practice with regard to issuing long-term incentives has been to grant stock options at the time of hire or promotion, as well as yearly stock option awards related to yearly performance reviews.  We occasionally, based upon individual circumstances, issue restricted stock or stock options on an ad-hoc basis, in each case with approval from the board of directors.  Such ad-hoc awards are generally related to promotion, recognition of specific achievements or to better align our internal equity goals.  Going forward we expect to use a mix of restricted stock (or restricted stock units) and stock options (or stock appreciation rights) to optimize the alignment of the interests of our named executive officers with those of our stockholders.  This combination of cash and equity incentives is designed to balance annual business and operating objectives, and our financial performance, with longer-term stockholder value creation.

We also seek to promote a long-term commitment to us by our executives.  We believe that there is great value to us in having a team of long-tenured, seasoned managers.  Our team-focused culture and management processes are designed to foster this commitment.

Executive Compensation Procedures

Our board of directors has historically reviewed and recommended, and the board of directors has approved, the compensation of our named executive officers.  Our compensation committee will review and approve the compensation of all of our executive officers and oversee and administer our executive compensation programs and initiatives.  The compensation committee will also be responsible for the evaluation of the performance of our named executive officers.  The compensation committee will continue to take into consideration input from our Chief Executive Officer regarding performance of the other named executive officers’ performance and recommendations for their compensation amounts.  However, the compensation committee will retain the authority to make the final decision with respect to amounts approved or recommended to the board for approval.  Furthermore, the compensation committee will meet outside the presence of the Chief Executive Officer when determining his compensation.

Elements of Compensation and Pay Mix

For the year ending March 31, 2012, executive compensation consisted of the following elements (discussed in detail below) to promote our pay-for-performance philosophy and compensation goals and objectives:

•	base salary;
•	annual cash incentive awards linked to our overall performance;
•	periodic grants of long-term equity-based compensation; and
•	health and retirement benefits generally available to employees.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders. We also provide executives with severance and double-trigger change in control benefits as described below.

Although we do not have a policy to allocate specific percentages of compensation to any particular element, we believe the combination of elements provides a well-proportioned mix of secure compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we motivate our executives to focus on business results that will produce a high level of short-term and long-term performance for us and potential long-term value creation for our executives, as well as reducing the risk of recruitment of top executive talent by competitors. We do not have a formula for determining the amount of each element of compensation. Instead, each element is determined based on a combination of the factors described under “Short-Term Incentives,” “Long-Term Incentives” and “2011 Compensation Actions for Our Named Executive Officers.” Except as otherwise described in these sections, there was no particular primary factor in determining the amount of any element and instead, as a private company, our compensation decisions were based on subjective judgments about appropriate amounts after considering the factors listed in these sections. We believe a mix of annual cash incentive awards and long-term equity compensation provides an appropriate balance between short-term business performance and long-term financial and stock performance.

Short-Term Incentives

Base Salary.  Base salary is designed to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance.  The base salaries established for 2011 for each of our named executive officers were intended to reflect wages that we believe are competitive for positions in companies of similar size and stage of development based on the experience and general knowledge of our Chief Executive Officer and our board of directors.  The setting of salaries also includes a subjective judgment as to appropriate levels taking into account each individual’s job duties, responsibilities and experience and comparisons to the salaries of our other executive officers.  The base salary increases described below under “2011 Compensation Actions for Our Named Executive Officers” were based on these considerations, except as specifically described below.

Base salaries are reviewed at least annually (or more frequently in specific circumstances) and may be recommended for adjustment from time to time based on the results of this review.  We expect that salary increases will continue to be determined using a combination of relevant competitive market data and assessment of individual performance.

Cash Bonuses.  We have an annual cash bonus plan under which cash bonuses may be paid to each of our employees, including our executive officers, shortly after the end of each calendar year.  Bonus payout is not based on a specific formula, but instead is based on a subjective analysis that includes an assessment of our accomplishments, performance and achievements as measured against our business and financial goals.  Target bonus amounts are determined based on the executive officer’s specific position, subjective analysis of an executive officer’s skills and potential contributions and, for new hires, the individual’s historical bonus levels with previous employers and individual negotiations at the time of employment.  For the year ending March 31, 2012, we did not award any cash bonuses.

The board of directors has not adopted a policy for recovering bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the board of directors or the compensation committee, but we will comply with applicable law and adopt an appropriate recoupment policy pursuant to the rules issued under the Dodd–Frank Wall Street Reform and Consumer Protection Act.

Long-Term Incentives

Long-term Equity Compensation.  Our equity incentive program is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders.  We believe that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives.  Our long-term incentives to date have consisted of restricted stock grants.  We believe that our equity incentive program is an important retention tool for our employees, including our executive officers.

Initial equity compensation awards for executive officers are individually negotiated with each executive officer at the time they are hired.  In determining initial equity grants, our Chief Executive Officer and board of directors considered a number of factors, including the competitive market for corresponding positions within comparable companies, the general and personal knowledge possessed by our Chief Executive Officer, human resources staff and board members, internal equity and a subjective evaluation of the potential contributions of the executive officer to the company given the executive’s particular position within the company (such as potential impact on long-term results or impact on operational results).  The individual grants approved in 2011, as described below under “2011 Compensation Actions for Our Named Executive Officers,” were determined based on a review of the executive’s job performance in addition to a review of the criteria described above.  Equity awards to executive officers have not historically been based upon a formula.

The board of directors expects the compensation committee to continue an annual stock option grant program for executive officers considering the same type of criteria as described above to continue aligning the interests of our executive officers with those of our stockholders. Participation in our Employee Stock Purchase Plan as part of our Stock Compensation Program will also be available to all executive officers on the same basis as our other employees.

Other Compensation and Benefits

Other Employee Benefits.  We provide health care, dental, and life insurance to all full-time employees, including our executive officers.  These benefits are available to all employees, subject to applicable laws. Other than as described above, we do not provide perquisites to executive officers that are not available to all Company employees on the same terms.

2011 Compensation Actions for Our Named Executive Officers (through March 31, 2012)

Name	Base Salary	Cash Bonus	Deferred Salary Owed
Graham Norton-Standen	$26,000/month	$0	$78,000
Dan Elliott	$26,000/month	$0	$-13,600
Steve Aust	$26,000/month	$0	$145,500
Dennis Hogan	$22,000/month	$0	$251,794
Dan Malstrom	$18,000/month	$0	$179,594
David Edgar	$20,000/month	$0	$255,655
Bryon Bliss	$14,000/month	$0	$33,421
Larry Pendleton	$12,500/month	$0	$106,693

Each Named Executive Officer has agreed to defer payment of their respective base salary in the amounts set forth above, which has accrued as unpaid executive compensation owed by the Company until paid, until such time as the Company determines that it has sufficient capital to begin distributing said salaries.

Accounting and Tax Considerations

Under FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation (including stock options and restricted stock) over the requisite service period of the award, generally equaling the vesting period.  As a private company, this expense was not a material factor in determining equity grants.

Section 162(m) of the Internal Revenue Code of 1986, which only applies to public companies, limits the deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year.  Compensation above $1 million may be deducted if it is “performance-based compensation.”  The compensation committee has not established a policy for determining which forms of incentive compensation awarded to our executive officers should be designed to qualify as “performance-based compensation” following our initial public offering.  To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the compensation committee has not adopted a policy that requires all compensation to be deductible.

Grants of Plan-Based Awards in Fiscal 2011

The Company entered into certain restricted stock agreements with several of its employees and consultants.  The following table sets forth certain information regarding the grants of restricted stock to the named executive officers during the year ended March 31, 2012.

Name	Restricted Common Stock Grant Amount
Graham Norton-Standen	4,000,000 shares
Dan Elliott	4,000,000 shares
Steve Aust	4,000,000 shares
Dennis Hogan	2,000,000 shares
Dan Malstrom	4,500,000 shares
David Edgar	2,000,000 shares
Bryon Bliss	4,500,000 shares
Larry Pendleton	1,000,000 shares

The Restricted Securities issued pursuant to the Restricted Stock Agreements shall vest and become non-forfeitable as set forth below:

(i)           Fifty percent (50%) of the Restricted Securities shall vest and become non-forfeitable immediately upon the effective date of a registration statement filed by the Company with the Securities and Exchange Commission registering the Restricted Securities; and

(ii)          Fifty percent (50%) of the Restricted Securities shall vest and become non-forfeitable 180 days after the registration statement identified in Section 2(a)(i), above, becomes effective.

Outstanding Equity Awards at Fiscal Year-End

For the year ended March 31, 2012, we have no outstanding equity awards for our named executive officers.

Equity Benefit Plan

2012 Stock Compensation Program

Our board of directors has instructed counsel to prepare a employee stock compensation program and intends to consider the draft presented to it at a special meeting of the board called for such purpose, subject to stockholder approval.  The Stock Compensation Program will become effective as of the date of the effectiveness of stockholder approval.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Principal Stockholders

The following table sets forth information about the beneficial ownership of our common stock as of June 26, 2012 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•	each named executive officer;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o VRDT Corporation, 12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739.  We have determined beneficial ownership in accordance with the rules of the SEC.  We believe that, based on the information furnished to us by the stockholders, the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name	Shares Beneficially Owned
Graham Norton-Standen	9,500,000
Daniel J. Elliott	8,817,500
Steve Aust	8,817,500
Dennis Hogan	6,700,000
David Edgar	6,700,000
Raymond Chin	6,700,000
AC Green	4,500,000
Bryon Bliss	4,500,000
Dan Malstrom	4,500,000
Don Driftmier	1,250,000
Larry Pendleton	1,100,000

Certain Relationships and Related Transactions, and Director Independence

Below we describe transactions and series of similar transactions, from May 11, 2011 to March 31, 2012, to which we have been a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	a director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Below we also describe certain other transactions with our directors, executive officers and stockholders.   Other than as described below, there has not been, nor is there currently proposed, any such transaction or series of similar transactions to which we have been or will be a party other than compensation arrangements described elsewhere herein.

Formation Transactions

The Company was formed on August 1, 2008 in Delaware as Winwheel Bullion, Inc.  On November 16, 2008, the Company merged with Diversified Global Holdings, Inc., a Nevada corporation.  On May 11, 2011, the Company acquired Verdant Industries, Inc., a Delaware corporation, and the management of the acquired entity assumed control of the Company.  On May 19, 2011, the Company amended its Articles of Incorporation to reflect a name change to Verdant Automotive Corporation.  On January 19, 2012, the Company amended its Articles of Incorporation to reflect a name change to VRDT Corporation.

Preferred Stock Issuances

CLASS A CONVERTIBLE PREFERRED STOCK

The Company has authorized a class of preferred stock entitled “Class A Convertible Preferred Stock (“CAPS”),” consisting of five (5) authorized shares, five (5) of which are issued and outstanding as set forth in the following table:

Daniel J. Elliott	1 share;
Steve Aust	1 share;
Dennis Hogan	1 share;
David Edgar	1 share; and
Raymond Chin	1 share.

Indemnification of Executive Officers and Directors

Our amended of incorporation and our bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law.  Further, we have entered into indemnification agreements with each of our directors and executive officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Restricted Common Stock Grants to Executive Officers and Directors

We have granted restricted common stock to our executive officers and directors.  For a description of these restricted common stock grants, see “Grants of Plan-Based Awards in Fiscal 2011,” above.

Acquisition of 24Tech

Monte Winegar and Larry Pendleton are each principals of 24Tech and have disclosed their interests to the VRDT Board of Directors.

Policies and Procedures for Related Party Transactions

Our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our nominating and corporate governance committee, or other independent committee of our board of directors in the case it is inappropriate for our nominating and corporate governance committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our nominating and corporate governance committee for review, consideration and approval.  All of our directors, executive officers and employees are required to report to our nominating and corporate governance committee any such related party transaction.  In approving or rejecting the proposed agreement, our nominating and corporate governance committee shall consider the relevant facts and circumstances available and deemed relevant to the nominating and corporate governance committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.  Our nominating and corporate governance committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our nominating and corporate governance committee determines in the good faith exercise of its discretion.  All of the transactions described above were approved by our board of directors.

Director Independence

Although our stock is not eligible for trading on a national shares exchange, in January, 2012, our board of directors undertook a review of the independence of each director within the meaning of NASDAQ listing standards and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, our board of directors determined that AC Green and Don Driftmier are “independent” within the meaning of NASDAQ listing standards, which does not constitute a majority of independent directors of our board of directors as would be required by NASDAQ listing standards if our stock were to be listed on NASDAQ.

Committees of the Board of Directors

Our board of directors currently has an audit committee and a compensation committee.  The entire board of directors performs all functions that would customarily be delegated to other committees.  In the immediate future, we expect to have a nominating committee and a corporate governance committee.  The proposed initial composition and primary responsibilities of each committee are described below.  Our board of directors may establish other committees to facilitate the management of our business.

Audit Committee

The members of our audit committee are Don Driftmier and AC Green.  Don Driftmier is the chair of the audit committee.  Our board of directors has determined that all members of our audit committee satisfy the independence and financial literacy requirements of Rule 10A-3 of the Shares Exchange Act of 1934, as amended, or the Exchange Act, and the NASDAQ listing standards.  Our board of directors has also determined that Don Driftmier is an audit committee “financial expert” as defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 and satisfies the financial sophistication requirements of the NASDAQ listing standards.  In making this determination, our board of directors considered the nature and scope of experience Mr. Driftmier has had with reporting companies, and Mr. Driftmier’s prior experience, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting and financial reporting processes, our internal control over financial reporting processes and audits of financial statements and to oversee the performance and independence of our independent registered public accounting firm.  Specific responsibilities of our audit committee include:

•	evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate their services;
•	determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	monitoring the rotation of the partners of the independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s review of our annual and quarterly financial statements and reports;

•	reviewing with management and our independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;
•	conferring with management and our independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal control over financial reporting; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting control or auditing matters.

Compensation Committee

The members of our compensation committee are Daniel Elliott, Don Driftmier and AC Green.  The purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our executive compensation and benefits policies and to review and determine the compensation to be paid to our executive officers, as well as to prepare and review the compensation committee report included in our annual proxy statement in accordance with applicable rules and regulations of the SEC.  Specific responsibilities of our compensation committee include:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•	reviewing and evaluating our executive compensation and benefits policies;
•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and
•	evaluating the efficacy of our compensation policy and strategy in achieving expected benefits to us and otherwise furthering the compensation committee’s policies.

Compensation Committee Interlocks and Insider Participation

For the year ending March 31, 2012, our entire board of directors performed the duties of the compensation committee.  Of the members of the board, Graham Norton-Standen, Daniel Elliott, Steve Aust, Dennis Hogan and David Edgar are currently or have been previously one of our officers or employees.  However, no director has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee. None of our officers currently serve, nor have served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors.  The full text of our Code of Business Conduct and Ethics is posted on our web site at www.vrdt.com.  We intend to disclose future amendments to provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, that are applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our web site identified above.  The inclusion of our web site address in this Report does not include or incorporate by reference the information on our web site into this Report.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws limit the liability of our directors, officers, employees and other agents to the fullest extent permitted by Delaware law.  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under certain circumstances and subject to certain limitations.  Delaware law also permits a corporation to not hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	breach of their duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state Shares laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity.  We have obtained directors’ and officers’ liability insurance to cover the liabilities described above.

We have entered into or will enter into separate indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person must follow the procedures for determining entitlement to indemnification set out in the indemnity agreements.  The indemnity agreements also set forth other procedures that will apply in the event of a claim for indemnification thereunder.  We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers and directors of our company.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 3.02 – Unregistered Sales of Equity Securities

Stock Purchase Agreement

As set forth herein, pursuant to the Stock Purchase Agreement, the Company issued a cumulative total of 1,000,000 shares of restricted common stock to the Shareholders, individually.  The common stock was issued pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act.

Item 5.06- Change in Shell Company Status

By virtue of the Acquisition, the Registrant has ceased being a shell company, as defined in Rule 12b-2.

Item 7.01 - Regulation FD Disclosure

On September 5, 2012 we issued a press release regarding the effectiveness of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(a)	Audited Financial Statements of Business Acquired for the years ending December 31, 2011 and 2010.

(b)	Reviewed Financial Statements of the Business Acquired for the six month periods ending June 30, 2012 and 2011.

(c)	Pro forma financial information

(d)	Exhibits

EXHIBIT INDEX
Exhibit No.	Description
4.1	Stock Purchase Agreement	Filed herewith
99.1	Press Release, issued on September 5, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VRDT Corporation

Dated: September 4, 2012	By:	/s/ Graham Norton-Standen
Graham Norton-Standen Executive Chairman

24TECH CORPORATION

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2011 and DECEMBER 31, 2010

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of 24Tech Corporation

We have audited the accompanying balance sheets of 24Tech Corporation as of December 31, 2011 and 2010, and the related statements of operations and retained earnings, and cash flows for the years then ended. The management of 24Tech Corporation is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 24Tech Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

August 24, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362

24Tech Corporation
Balance Sheet

	December 31, 2011	December 31, 2010
	Audited	Audited
ASSETS

CURRENT ASSETS:

Cash	$4,187	$0
Accounts Receivable	56,058	45,702

Total Current Assets	60,245	45,702

PROPERTY AND EQUIPMENT, NET	5,591	20,542

TOTAL ASSETS	$65,836	$66,244

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$26,718	$22,436
Accounts payable and accrued expenses - Related party	17,581	9,061
Sales Tax Payable	4,366	2,995

Total Current Liabilities	48,665	34,492

STOCKHOLERS' EQUITY

Common Stock, no par value: 1,500 shares authorized, 1,000 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	100	100
Retained Earnings	17,071	31,652

Total Stockholders' Equity / (Deficit)	17,171	31,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$65,836	$66,244

See the accompanying notes to the financial statements

24Tech Corporation
Statements of Operations and Retained Earnings
For the Twelve Months Ended:

	December 31, 2011	December 31, 2010
	Audited	Audited

Sales	$338,783	$332,615
Cost of sales	(125,433)	(162,466)

Gross profit	213,350	170,149

Operating Expenses

Depreciation and amortization	14,951	14,951
General and administrative expenses	211,225	207,708

Total operating expenses	226,176	222,659

Income / (Loss) from Operations	(12,826)	(52,510)

Other Income / (Expense)

Other income	95	774
Interest (expense)	(169)	(318)

Total Other Income / (Expense)	(74)	456

Income / (Loss) before Income Taxes	(12,900)	(52,054)

Provisions for Income Taxes	(1,681)	0

Net Income / (Loss)	$(14,581)	$(52,054)

Beginning Retained Earnings	31,652	80,206

(Distributions) / Contributions	0	3,500

Ending Retained Earnings	$17,071	$31,652

See the accompanying notes to the financial statements

24Tech Corporation
Statements of Cash Flows
For the Twelve Months Ended:

	December 31, 2011	December 31, 2010
	Audited	Audited

CASH FLOWS FROM OPERATIONS:

Net Income / (Loss)	$(14,581)	$(52,054)

Adjustments to reconcile net income / (loss) to net cash used in operating activities:

Depreciation and amortization	14,951	14,951
Expenses paid by shareholders		3,500

Changes in Assets & Liabilities:
Decrease / (Increase) in accounts receivable	(10,356)	51,866
Decrease / (Increase) in prepaid expenses		1,487
(Decrease) / Increase in accounts payable and accrued expenses	5,653	(17,516)
(Decrease) / Increase in accounts payable and accrued expenses - related party	8,520	(9,045)

Net cash provided by operating activities	4,187	(6,811)

Net Increase / (Decrease) in cash	4,187	(6,811)

CASH AT BEGINNING OF PERIOD	0	6,811

CASH AT END OF PERIOD	$4,187	$0

See the accompanying notes to the financial statements

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.                      BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

The accompanying audited financial statements of 24Tech (the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for financial information and the instructions to Form 10-K and Article 10 of Regulation S-X. In the opinion of the Company’s management, the information contained herein reflects all adjustments necessary for a fair presentation of the Company’s results of operations, financial position and cash flows.

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2.                      ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers in the ordinary course of business from sales activities of the Company. The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectible and consequently has provided no allowance for doubtful accounts.

NOTE 3.                      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying the straight-line method to the estimated useful lives of the related assets. Useful lives range from 3 to 7 years for office equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of income.

The Company evaluates the carrying value of its long-lived assets at least annually. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

NOTE 4.                      REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenues are generally recognized when it is realized and earned.  Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.  Revenues are earned from the sale of computer hardware and software and other related technologies and services.

NOTE 5.                      RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

NOTE 6.                      INCOME TAXES

For the years ended December 31, 2011 and 2010, the Company had elected to be taxed as an S-Corporation. As such, the taxable income is passed-through to the owners and taxed on their personal returns. Therefore, no provision or benefit for income taxes is provided in these statements.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2008 through 2011. The Company state income tax returns are open to audit under the statute of limitations for the years ending December 31, 2008 through 2011.

The Company recognizes interest and penalties related to income taxes in income tax expense. The Company knew of no incurred penalties and interest for the years ended December 31, 2011 and 2010.

NOTE 7.                      RELATED PARTY TRANSACTIONS

The Company, from time to time, has been contracted by VRDT Corporation to perform information technology services for VRDT Corporation.  Larry Pendleton, a principal of 24Tech Corporation, is VRDT Corporation’s Chief Information Officer.  The board of directors of the Company is fully aware of Mr. Pendleton’s interest in VRDT Corporation and has deemed the terms of the Company’s contractual relationship with VRDT Corporation to be fair and reasonable and in the best interests of the Company. During the fiscal year ended December 31, 2011, the Company sold $23,990 of equipment and services to VRDT, all of which was outstanding accounts receivable as of December 31, 2011. Subsequent to December 31, 2011, through June 30, 2012, the Company sold an additional $8,678 of equipment and services to VRDT. Of this amount, $28,118 was converted into 480,000 shares of the Company’s common stock on March 21, 2012.

NOTE 8.                      SUBSEQUENT EVENTS

During the fiscal year ended December 31, 2011, the Company sold $23,990 of equipment and services to VRDT Corporation. Subsequent to year end, an additional $8,678 of equipment and services were sold to VRDT. Of this amount, $28,118 was converted into 480,000 shares of VRDT Corporation’s common stock on March 21, 2012.

NOTE 9.                      STOCKHOLDERS’ EQUITY

The equity of the company is held as follows:

Larry W. and Karen S. Pendleton, JTWROS	500 shares
Monte S and Kandy Winegar, JTWROS	500 shares

For the year December 31, 2011, Shareholders’ Equity decreased $14,581 due to the net loss from operations. This compares with the decrease in Shareholders’ Equity of $52,054 due to the net loss from operations, partially offset by a reduction in shareholder distributions of $3,500.

12/31/11 2011 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 1

CLIENT 24TECH 24TECH CORPORATION 36-4614121

8/14/12 01:59PM

NO.	DESCRIPTION	DATE ACQUIRED	DATE SOLD	COST/ BASIS	BUS. PCT.	CUR 179/ SDA	PRIOR 179/ SDA/ DEPR.	METHOD	LIFE	CURRENT DEPR.
	FORM 1120S									
	AUTO / TRANSPORT EQUIPMENT									
1	2007 FORD EXPEDITION	1/01/08		23,480			16,718	200DB HY	5	2,705
2	FORD EXPEDITION	1/01/08		11,290			8,039	200DB HY	5	1,301
	TOTAL AUTO / TRANSPORT EQUI			34,770		0	24,757			4,006
	MACHINERY AND EQUIPMENT									
3	DELL XPS 1220 LAPTOP	1/01/08		3,000			1,689	200DB HY	7	375
4	HP PROLIANT DL 380 RACK	1/01/08		1,500			843	200DB HY	7	187
5	HP LASERJET 4200TN PRNTR	1/01/08		1,500			843	200DB HY	7	187
6	MICROTEST PENTA SCANNER	1/01/08		2,300			1,294	200DB HY	7	287
7	SERVERS AND HARD DRIVES	1/28/08		3,753			2,111	200DB HY	7	469
8	RACK FOR OFFICE SERVERS	2/18/08		2,400			1,351	200DB HY	7	300
9	PROLIANT DL 380 SERVER	7/31/08		4,674			2,630	200DB HY	7	584
10	VIZIO PLASMA MONITOR	1/01/08		2,500			1,406	200DB HY	7	312
11	COMPUTER NTWRK MEDIA CTR	5/22/08		2,300			1,294	200DB HY	7	287
12	COMPUTER	12/15/07		2,808			1,530	200DB HY	7	251
	TOTAL MACHINERY AND EQUIPME			26,735		0	14,991			3,239
	TOTAL DEPRECIATION			61,505		0	39,748			7,245
	GRAND TOTAL DEPRECIATION			61,505		0	39,748			7,245

24TECH CORPORATION

REVIEWED FINANCIAL STATEMENTS

JUNE 30, 2012 and JUNE 30, 2011

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of 24Tech Corporation

We have reviewed the accompanying balance sheets of 24Tech Corporation as of June 30, 2012 and 2011, and the related statements of operations and retained earnings, and cash flows for the six-months ended June 30, 2012 and 2011. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

August 24, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743

24Tech Corporation
Balance Sheet

	June 30, 2012	June 30, 2011
	Unaudited	Unaudited
ASSETS

CURRENT ASSETS:

Cash	$4,593	$27,626
Accounts Receivable	31,505	45,731

Total Current Assets	36,098	73,357

PROPERTY AND EQUIPMENT, NET	2,796	16,920

TOTAL ASSETS	$38,894	$90,277

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$17,345	$7,559
Accounts payable and accrued expenses - Related party	14,546	16,816
Sales Tax Payable	2,218	4,823

Total Current Liabilities	34,109	29,198

STOCKHOLERS' EQUITY

Common Stock, no par value: 1,500 shares authorized, 1,000 shares issued and outstanding as of June 30, 2012, June 30, 2011, respectively	100	100
Retained Earnings	4,685	60,979

Total Stockholders' Equity / (Deficit)	4,785	61,079

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$38,894	$90,277

See the accompanying notes to the financial statements

24Tech Corporation
Statements of Operations and Retained Earnings
For the Six Months Ended:

	June 30, 2012 Unaudited	June 30, 2011 Unaudited

Sales	$145,777	$188,821
Cost of sales	(53,490)	(37,607)

Gross profit	92,287	151,214

Operating Expenses

Depreciation and amortization	2,795	3,622
General and administrative expenses	101,829	116,463

Total operating expenses	104,624	120,085

Income / (Loss) from Operations	(12,337)	31,129

Other Income / (Expense)

Interest (expense)	(49)	(121)

Total Other Income / (Expense)	(49)	(121)

Income / (Loss) before Income Taxes	(12,386)	31,008

Provisions for Income Taxes	0	(1,681)

Net Income / (Loss)	$(12,386)	$29,327

Beginning Retained Earnings	$17,071	$31,652

(Distributions) / Contributions	$0	$0

Ending Retained Earnings	$4,685	$60,979

See the accompanying notes to the financial statements

24Tech Corporation
Statements of Cash Flows
For the Six Months Ended:

	June 30, 2012 Unaudited	June 30, 2011 Unaudited

CASH FLOWS FROM OPERATIONS:

Net Income / (Loss)	$(12,386)	$29,327

Adjustments to reconcile net income / (loss) to net cash used in operating activities:

Depreciation and amortization	2,795	3,622

Changes in Assets & Liabilities:
Decrease / (Increase) in accounts receivable	24,553	(29)
(Decrease) / Increase in accounts payable and accrued expenses	(11,521)	(13,049)
(Decrease) / Increase in accounts payable and accrued expenses - related party	(3,035)	7,755

Net cash provided by operating activities	406	27,626

Net Increase / (Decrease) in cash	406	27,626

CASH AT BEGINNING OF PERIOD	4,187	0

CASH AT END OF PERIOD	$4,593	$27,626

See the accompanying notes to the financial statements

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.                      BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

The accompanying audited financial statements of 24Tech (the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for financial information and the instructions to Form 10-K and Article 8 of Regulation S-X. In the opinion of the Company’s management, the information contained herein reflects all adjustments necessary for a fair presentation of the Company’s results of operations, financial position and cash flows.

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2.                      ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers in the ordinary course of business from sales activities of the Company. The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectible and consequently has provided no allowance for doubtful accounts.

NOTE 3.                      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying the straight-line method to the estimated useful lives of the related assets. Useful lives range from 3 to 7 years for office equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of income.

The Company evaluates the carrying value of its long-lived assets at least annually. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

NOTE 4.                      REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenues are generally recognized when it is realized and earned.  Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.  Revenues are earned from the sale of computer hardware and software and other related technologies and services.

NOTE 5.                      RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

NOTE 6.                      INCOME TAXES

For the years ended December 31, 2011 and 2010, the Company had elected to be taxed as an S-Corporation. As such, the taxable income is passed-through to the owners and taxed on their personal returns. Therefore, no provision or benefit for income taxes is provided in these statements.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2008 through 2011. The Company state income tax returns are open to audit under the statute of limitations for the years ending December 31, 2008 through 2011.

The Company recognizes interest and penalties related to income taxes in income tax expense. The Company knew of no incurred penalties and interest for the years ended December 31, 2011 and 2010.

NOTE 7.                      RELATED PARTY TRANSACTIONS

The Company, from time to time, has been contracted by VRDT Corporation to perform information technology services for VRDT Corporation.  Larry Pendleton, a principal of 24Tech Corporation, is VRDT Corporation’s Chief Information Officer.  The board of directors of the Company is fully aware of Mr. Pendleton’s interest in VRDT Corporation and has deemed the terms of the Company’s contractual relationship with VRDT Corporation to be fair and reasonable and in the best interests of the Company. During the fiscal year ended December 31, 2011, the Company sold $23,990 of equipment and services to VRDT, all of which was outstanding accounts receivable as of December 31, 2011. Subsequent to December 31, 2011, through June 30, 2012, the Company sold an additional $8,678 of equipment and services to VRDT. Of this amount, $28,118 was converted into 480,000 shares of the Company’s common stock on March 21, 2012.

NOTE 8.                      STOCKHOLDERS’ EQUITY

The equity of the company is held as follows:

Larry W. and Karen S. Pendleton, JTWROS	500 shares
Monte S and Kandy Winegar, JTWROS	500 shares

For the six months ended June 30, 2012, Shareholders’ Equity decreased $12,386 due to the net loss from operations and decreased $12,159 due to shareholder distributions. This compares with the increase in Shareholders’ Equity of $29,327 due to the net profit from operations for the period ended June 30, 2011.

24Tech Corporation and VRDT Corporation

Statements of Combined Revenues and Net Income / (Loss)

For 12 Months Ended December 31, 2011 and December 31, 2010
and 6 Months Ended June 30, 2012 and June 30, 2011

Pro-forma results of the acquisitions of 24Tech Corporation by VRDT Corporation

Pro forma results of operations for the years ended December 31, 2011 and 2010 as though both  acquisitions had taken place at January 1, 2010 are as follows:

24Tech Corporation and VRDT Corporation
Statements of Combined Revenues and Net Income / (Loss)
For the Twelve Months Ended:

	December 31, 2011	December 31, 2010
	Pro forma	Pro forma

Sales	$316,285	$332,615

Net Income / (Loss)	$(7,562,254)	$(123,511)

Pro forma results of operations for the six months ended June 30, 2011 and 2010 as though both acquisitions had taken place at January 1, 2010 are as follows:

24Tech Corporation and VRDT Corporation
Statements of Combined Revenues and Net Income / (Loss)
For the Six Months Ended:

	June 30, 2012	June 30, 2011
	Pro forma	Pro forma

Sales	$137,291	$188,821

Net Income / (Loss)	$(3,147,231)	$(4,535,983)